                                                                     EXHIBIT 2.2

                         UNITED STATES BANKRUPTCY COURT
                      FOR THE WESTERN DISTRICT OF LOUISIANA
                               OPELOUSAS DIVISION

IN RE:                                    )
                                          )
PETSEC ENERGY INC.                        )                CASE NO. 00BK-50741
                                          )                   (CHAPTER 11)
DEBTOR.                                   )





                    FIRST AMENDED PLAN OF REORGANIZATION FOR
                               PETSEC ENERGY INC.

                             DATED OCTOBER 13, 2000

      [AS RESTATED TO REFLECT ALL MODIFICATIONS THROUGH NOVEMBER 21, 2000]




D. PATRICK KEATING                                  VINSON & ELKINS L.L.P.
Bar No. 14417-7230                                  Daniel C. Stewart
137 West Landry Street                              Paul E. Heath
P.O. Box 510                                        David Stephenson
Opelousas, Louisiana 70571                          2001 Ross Avenue, Suite 3700
Tel: (318) 594-8200                                 Dallas, Texas 75201
Fax: (318) 942-2821                                 Tel: (214) 220-7700
                                                    Fax: (214) 999-7716

                            ATTORNEYS FOR THE DEBTOR







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                                TABLE OF CONTENTS


                                                             ARTICLE I.

                                                DEFINITIONS, RULES OF INTERPRETATION,
                                                       AND COMPUTATION OF TIME


   1.1      Definitions...........................................................................................1
   1.2      Rules of Interpretation..............................................................................12
   1.3      Computation of Time..................................................................................12
   1.4      Plan Documents.......................................................................................13

                                                             ARTICLE II.

                                                 TREATMENT OF ADMINISTRATIVE CLAIMS

   2.1      Treatment............................................................................................13
   2.2      Bar Dates for Certain Administrative Claims..........................................................13

                                                            ARTICLE III.

                                            CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

   3.1      Introduction.........................................................................................14
   3.2      Classes of Claims and Equity Interests...............................................................14

                                                             ARTICLE IV.

                                             PROVISIONS FOR TREATMENT OF ALLOWED CLAIMS
                                                   AND EQUITY INTERESTS IN PETSEC

   4.1      Class 1:  Allowed Priority Claims....................................................................15
   4.2      Class 2:  Allowed Secured Claims, Excluding Claims of Foothill.......................................15
   4.3      Class 3:  Allowed Secured Claim of Foothill..........................................................15
   4.4      Class 4:  Allowed Convenience Claims.................................................................16
   4.5      Class 5:  Allowed General Unsecured Claims, Excluding Claims of the Noteholders and Convenience
            Claims...............................................................................................16
   4.6      Class 6:  Allowed General Unsecured Claims of the Noteholders........................................17
   4.7      Class 7:  Allowed Subordinated Claims................................................................19
   4.8      Class 8:  Allowed Equity Interests...................................................................19

                                                             ARTICLE V.

                                                MEANS FOR IMPLEMENTATION OF THE PLAN

   5.1      Conditions Precedent to the Effective Date...........................................................20
   5.2      Auction Sale of Assets...............................................................................20
   5.3      Creation of the Liquidating Trust....................................................................21
   5.4      Plan is Motion to Transfer Liquidating Trust Assets..................................................21
   5.5      Corporate Authority Prior to the Effective Date......................................................21




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

   5.6      Continued Corporate Existence and Corporate Governance After the Effective Date......................22
   5.7      Retention of Retained Assets.........................................................................22
   5.8      Cancellation of Indenture and Notes..................................................................23
   5.9      Issuance of Liquidating Trust Interests..............................................................24
   5.10     Relations Between Reorganized Petsec and the Liquidating Trustee.....................................24

                                                             ARTICLE VI.

                                          THE LIQUIDATING TRUST AND THE LIQUIDATING TRUSTEE

   6.1      The Liquidating Trust................................................................................24
   6.2      Funding of Res of Trust..............................................................................24
   6.3      The Liquidating Trustee..............................................................................25
   6.4      Additional Obligations of the Liquidating Trustee....................................................26
   6.5      Compensation of the Liquidating Trustee..............................................................27
   6.6      Liquidating Trust Expenses...........................................................................27
   6.7      Liability; Indemnification...........................................................................27
   6.8      Authority to Object to Claims and to Settle Disputed Claims..........................................28
   6.9      Preservation of Rights of Action; Settlement of Litigation Claims....................................28
   6.10     Termination..........................................................................................28

                                                            ARTICLE VII.

                                                      CREDITORS' COMMITTEE AND
                                                    PLAN ADMINISTRATION COMMITTEE

   7.1      Dissolution of Creditors' Committee..................................................................29
   7.2      Creation of Plan Administration Committee............................................................29
   7.3      Procedures...........................................................................................29
   7.4      Function.............................................................................................29
   7.5      Duration.............................................................................................30
   7.6      Compensation and Expenses............................................................................30
   7.7      Retention of Professionals...........................................................................31
   7.8      Liability; Indemnification...........................................................................31

                                                            ARTICLE VIII.

                                                 ACCEPTANCE OR REJECTION OF THE PLAN

   8.1      Classes Entitled to Vote.............................................................................31
   8.2      Acceptance by Impaired Classes.......................................................................32
   8.3      Cramdown.............................................................................................32

                                                             ARTICLE IX.

                                            PROVISIONS GOVERNING DISTRIBUTIONS GENERALLY

   9.1      Distributions Generally..............................................................................32
   9.2      Delivery of Distributions............................................................................32

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
   9.3      Setoffs..............................................................................................33
   9.4      Duty to Disgorge Overpayments........................................................................33
   9.5      IRS Form W-9.........................................................................................33
   9.6      Business Day.........................................................................................33

                                                             ARTICLE X.

                                             DISTRIBUTIONS TO HOLDERS OF ALLOWED CLASS 5
                                                  CLAIMS AND ALLOWED CLASS 6 CLAIMS

   10.1     Initial Cash Distribution............................................................................33
   10.2     Subsequent Cash Distributions........................................................................34
   10.3     Effective Date for Distributions.....................................................................34
   10.4     Provisions Regarding Liquidating Trust Interests.....................................................34

                                                             ARTICLE XI.

                                           RESERVES ADMINISTERED BY THE LIQUIDATING TRUST

   11.1     Establishment of Distribution Reserve Accounts.......................................................35
   11.2     Undeliverable Distribution Reserve...................................................................35
   11.3     Disputed Claims Reserve..............................................................................36
   11.4     Carve-Out Reserve for Senior Management and PUSA.....................................................36

                                                            ARTICLE XII.

                                                 PROCEDURES FOR RESOLVING DISPUTED,
                                                 CONTINGENT AND UNLIQUIDATED CLAIMS

   12.1     Objection Deadline; Prosecution of Objections........................................................38
   12.2     No Distributions Pending Allowance...................................................................38

                                                            ARTICLE XIII.

                                                  TREATMENT OF EXECUTORY CONTRACTS
                                                        AND UNEXPIRED LEASES

   13.1     Rejected Contracts and Leases........................................................................38
   13.2     Bar Date for Rejection Damage Claims.................................................................39
   13.3     Cure Payments; Future Performance....................................................................39

                                                            ARTICLE XIV.

                                                    MODIFICATIONS AND AMENDMENTS

                                                             ARTICLE XV.

                                                            JURISDICTION

   15.1     Retention............................................................................................40

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

                                                            ARTICLE XVI.

                                                       EFFECTS OF CONFIRMATION

   16.1     Binding Effect.......................................................................................42
   16.2     Moratorium, Injunction and Limitation of Recourse For Payment........................................42
   16.3     Exculpation and Limitation of Liability..............................................................42
   16.4     Release of Officers, Directors, Employees and Representatives........................................43
   16.5     Insurance............................................................................................43

                                                            ARTICLE XVII.

                                                              DISCHARGE

   17.1     Discharge............................................................................................43
   17.2     Vesting..............................................................................................43

                                                           ARTICLE XVIII.

                                                      MISCELLANEOUS PROVISIONS

   18.1     Payment of Statutory Fees............................................................................44
   18.2     Revocation, Withdrawal or Non-Consummation...........................................................44
   18.3     Severability of Plan Provisions......................................................................44
   18.4     Successors and Assigns...............................................................................45
   18.5     Term of Injunction or Stays..........................................................................45
   18.6     Governing Law........................................................................................45
   18.7     Assumed Claims.......................................................................................45
   18.8     Abandonment..........................................................................................45
   18.9     Notice of Effective Date.............................................................................45


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                                  INTRODUCTION

         PETSEC ENERGY INC., a Nevada corporation ("Petsec" or the "Debtor"), hereby proposes the following First Amended Plan of Reorganization, as restated to reflect all modifications through November 21, 2000 (the "Plan"), for the resolution of Petsec's outstanding Claims and Equity Interests. Reference is made to the Disclosure Statement for a discussion of the Debtor's history, business, properties and operations, a summary and analysis of the Plan, and certain related matters. The Debtor is the proponent of this Plan within the meaning of Bankruptcy Code Section 1129. Subject to certain restrictions and requirements set forth in Bankruptcy Code Section 1127 and Bankruptcy Rule 3019, the Debtor reserves the right to alter, amend, modify, revoke or withdraw this Plan, with the consent of the Creditors' Committee, prior to its substantial consummation.

                                   ARTICLE I.

                      DEFINITIONS, RULES OF INTERPRETATION,
                             AND COMPUTATION OF TIME

1.1      DEFINITIONS.

         For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but that is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

         1.1.1 "Adjusted Costs" means the following costs to be paid by PUSA as part of the Retained Assets Payment:

                  (a) an amount equal to all compensation (including employer FICA taxes) and benefits payable to the Retained Employees on account of services rendered to the Debtor from the Proposed Termination Date through the Effective Date, such costs shall exclude, however, all severance and termination costs payable to the Retained Employees pursuant to the Severance and Retention Order;

                  (b) an amount equal to 30% of the pre-Confirmation costs incurred by the Debtor in assuming any Retained Contract; and

                  (c) an amount equal to all prepaid expenses associated with any Retained Contract as of the Effective Date; and

                  (d) an amount equal to the costs incurred by the Debtor under the Retained Contracts from January 1, 2001 to the Effective Date.


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         1.1.2 "Administrative Claim" or "Administrative Expense" means a Claim for payment of an administrative expense of a kind specified in Bankruptcy Code
Section 503(b) or 1114(e)(2) and entitled to priority pursuant to Bankruptcy Code Section 507(a)(1).

         1.1.3 "Affiliate" shall have the meaning set forth in Bankruptcy Code Section 101(2).

         1.1.4 "Allowed Amount" means the amount of any Allowed Claim.

         1.1.5 "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order, (b) that has been Scheduled as a liquidated, non-contingent, undisputed Claim in an amount greater than zero in the Debtor's Schedules, as the same may from time to time be amended in accordance with the Bankruptcy Code, Bankruptcy Rules or order of the Bankruptcy Court, (c) that is the subject of a timely filed proof of Claim and which is not a Disputed Claim, or (d) that is expressly allowed in a liquidated amount in the Plan; provided, however, that with respect to an Administrative Claim, "Allowed Claim" means an Administrative Claim as to which a timely request for payment has been made in accordance with this Plan (if such written request is required) or other Administrative Claim, in each case as to which (a) a timely objection has not been filed, or (b) a timely objection is filed and such objection has been settled, waived through payment, or withdrawn, or has been denied or resolved by a Final Order.

         1.1.6 "Allowed . . . Claim" means an Allowed Claim of the particular type or Class described.

         1.1.7 "Applicable Distribution Date" means for a particular holder of an Allowed Claim the later of (a) the Distribution Date, (b) the fifteenth
(15th) Business Day following the date upon which the Claim becomes an Allowed Claim, or (c) the date on which the holder of the Allowed Claim complies with the provisions of this Plan.

         1.1.8 "Asset Transaction" means one or more transactions for the sale of a portion of the Estate property designated in the Sale Procedure Order as may be approved by the Bankruptcy Court under Bankruptcy Code Sections 363 and 365 and this Plan.

         1.1.9 "Auction Sale" means one or more sales of the Auction Sale Assets free and clear of all Liens, Claims and encumbrances to the fullest extent possible pursuant to Bankruptcy Code Sections 363 and 365 (unless the applicable Purchaser elects to assume certain Liens or Claims and take the assets subject thereto), which shall be approved by the Bankruptcy Court at the Confirmation Hearing, and which shall be closed and funded on or prior to the Effective Date.

         1.1.10 "Auction Sale Assets" means (a) any and all Estate property identified pursuant to the asset purchase agreements executed by the Debtor pursuant to the Sale Procedure Order and (b) the Retained Assets.

         1.1.11 "Available Cash" means a sum of Cash as of the Effective Date and each Available Cash Determination Date computed as follows: (Cash held by the Liquidating Trust) - (Projected Expenses + Cash on deposit in the Distribution Reserve

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Accounts + Operating Reserve) = Available Cash. For purposes of defining
Available Cash, Projected Expenses shall not include any amounts included in calculating Cash held on deposit in the Distribution Reserve Accounts or the Operating Reserve.

         1.1.12 "Available Cash Determination Date" means December 31, March 31, June 30 and September 30 of each year.

         1.1.13 "Avoidance Actions" means any and all actions which a trustee, debtor-in-possession or other appropriate party in interest (including the Liquidating Trustee) may assert on behalf of the Estate under applicable state statute or Chapter 5 of the Bankruptcy Code, including actions under one or more provisions of Sections 542, 543, 544, 545, 546, 547, 548, 549, 550, 551, and
553.

         1.1.14 "Ballots" means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims and Equity Interests entitled to vote in connection with the solicitation of acceptances of the Plan.

         1.1.15 "Bankruptcy Code" means title 11 of the United States Code, as in effect on the date hereof.

         1.1.16 "Bankruptcy Court" means the United States Bankruptcy Court for the Western District of Louisiana, Opelousas Division, or such other court as may have jurisdiction over the Chapter 11 Case.

         1.1.17 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

         1.1.18 "Bar Date" means the last date for filing proofs of Claim as fixed by the Bankruptcy Court or in this Plan.

         1.1.19 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in Lafayette, Louisiana.

         1.1.20 "Carve-Out" means the carve-out from the Cash distributions to the Noteholders on account of their Liquidating Trust Interests as holders of the Allowed Class 6 Claims as described in Section 4.6.3 of this Plan.

         1.1.21 "Carve-Out Reserve" means the segregated interest bearing account established by the Liquidating Trustee for Senior Management and PUSA in accordance with Section 11.4 of this Plan.

         1.1.22 "Cash" means legal tender of the United States of America or equivalents thereof.


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         1.1.23 "Cause of Action" means all rights, claims and causes of action of the Debtor or the Estate whether known or unknown, asserted or not asserted and whether arising under the Bankruptcy Code or other applicable law, including, but not limited to, Avoidance Actions.

         1.1.24 "Chapter 11 Case" or "Case" means the Chapter 11 bankruptcy case of Petsec styled In re Petsec Energy Inc., Debtor, Case No. 00BK-50741, pending in the United States Bankruptcy Court for the Western District of Louisiana, Opelousas Division.

         1.1.25 "Claim" means a claim against Petsec, as defined in Bankruptcy Codes Section 101(5).

         1.1.26 "Claimant" or "Creditor" means a holder of a Claim.

         1.1.27 "Class" means a category of holders of Claims or Equity Interests, as described in Article III below.

         1.1.28 "Collateral" means any property or interest in property of the Estate that is subject to a valid, enforceable and non-avoidable Lien to secure payment and performance of a Claim.

         1.1.29 "Confirmation" means entry by the Bankruptcy Court of the Confirmation Order confirming this Plan.

         1.1.30 "Confirmation Date" means the date of entry by the Bankruptcy Court of the Confirmation Order.

         1.1.31 "Confirmation Hearing" means the hearing(s) to consider Confirmation of the Plan under Bankruptcy Code Section 1128 and approval of the Auction Sales.

         1.1.32 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code Section 1129, as such order may be amended, modified or supplemented.

         1.1.33 "Convenience Claim" means an Allowed Unsecured Claim, excluding any Unsecured Claim held by a Noteholder, that is in an amount (a) equal to $5,000.00 or less, or (b) more than $5,000.00 if the holder of such Claim has elected, on a timely basis, to reduce its Claim to $5,000.00.

         1.1.34 "Creditors' Committee" means the Official Committee of Unsecured Creditors appointed by the United States Trustee in the Chapter 11 Case.

         1.1.35 "Cure" means the distribution within a reasonable period of time following the Effective Date of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to Bankruptcy Code Section 365(b), in an amount equal to all unpaid monetary obligations, without interest, or such other lesser amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent


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

such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

         1.1.36 "Debtor" means Petsec Energy Inc., a Nevada corporation.

         1.1.37 "Disallowed Claim" means a Claim, or any portion thereof, that
(a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed, or unliquidated and as to which no proof of Claim has been filed or deemed timely filed with the Bankruptcy Court by the applicable Bar Date, or (c) is not Scheduled and as to which no proof of Claim has been filed or deemed timely filed with the Bankruptcy Court by the applicable Bar Date.

         1.1.38 "Disclosure Statement" means the written disclosure statement that relates to the Plan, as approved by the Bankruptcy Court pursuant to Bankruptcy Code Section 1125 and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified, or supplemented from time to time.

         1.1.39 "Disputed Claim" means a Claim, or any portion thereof, that is set forth in a filed proof of Claim (a)(i) that has not been Scheduled, or (ii) has been Scheduled at zero or as contingent, unliquidated or disputed, (b) that differs in nature, amount or priority from the Schedules, or (c) that is the subject of an objection filed by the Debtor or the Liquidating Trustee with the Bankruptcy Court and which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court; provided, however, that with respect to an Administrative Claim, "Disputed Claim" means an Administrative Claim that is not an Allowed Claim or a Disallowed Claim.

         1.1.40 "Disputed Claims Deposit" means the amount of Cash that a holder of a Disputed Claim would have received in connection with a distribution by the Liquidating Trustee if such Claim had been an Allowed Claim as of the Applicable Distribution Date in an amount that is the lesser of (a) its Face Amount, and
(b) the amount estimated as allowable by the Bankruptcy Court; provided, however, that the amount of a Disputed Claim Deposit may be established by Bankruptcy Court order.

         1.1.41 "Disputed Claims Reserve" means the segregated interest bearing account established and maintained by the Liquidating Trustee in accordance with
Section 11.3 of this Plan.

         1.1.42 "Disputed Equity Interest" means an Equity Interest that is subject to an objection filed by the Debtor or the Liquidating Trustee with the Bankruptcy Court and which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

         1.1.43 "Distribution Date" means with respect to each Claim the date specified in the Plan for distributions to particular Classes of Claims.

         1.1.44 "Distribution Reserve Accounts" shall mean the Carve-Out Reserve, the Disputed Claims Reserve, the Distribution Reserve and the Undeliverable Distribution Reserve established by the Liquidating Trustee pursuant to this Plan.


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         1.1.45 "Distribution Reserve" means the segregated interest bearing account maintained by the Liquidating Trustee to pay unpaid (a) Allowed Administrative Claims and (b) Allowed Claims in Classes 1, 2, 3, and 4 in accordance with Section 11.1 of this Plan.

         1.1.46 "Effective Date" means a Business Day selected by the Debtor, with the consent of the Creditors' Committee and written notice to PEL, which is ten (10) days (as calculated in accordance with Bankruptcy Rule 9006 (a)), after the Confirmation Date, on which (a) the Confirmation Order is not stayed and (b) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in Section 5.1 of the Plan.

         1.1.47 "Equity Interest" means the existing shares of capital stock of Petsec.

         1.1.48 "Estate" means the estate of Petsec created under Bankruptcy Code Section 541.

         1.1.49 "Face Amount" means (a) when used in reference to a Disputed or Disallowed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the Allowed Amount of such Claim.

         1.1.50 "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket of the Chapter 11 Case, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review, rehearing or certiorari has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

         1.1.51 "Foothill" means Foothill Capital Corporation, the Debtor's senior secured lender.

         1.1.52 "General Unsecured Claim" or "Unsecured Claim" means a Claim that is not an Administrative Claim; Priority Claim; Secured Claim; a Claim based on fines, penalties, or punitive damages or a Subordinated Claim.

         1.1.53 "HLHZ" means Houlihan Lokey Howard & Zukin Capital, L.P.

         1.1.54 "Impaired . . . " means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of Bankruptcy Code Section 1124.

         1.1.55 "Indenture" means the Indenture dated as of June 13, 1997 between Petsec and The Bank of New York, as trustee, relating to the $100,000,000 principal amount of 9 1/2% Senior Subordinated Notes due 2007 issued by Petsec.

         1.1.56 "Indenture Trustee" means The Bank of New York, as trustee under the Indenture.


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         1.1.57 "Insider" shall have the meaning set forth in Bankruptcy Code
Section 101(31).

         1.1.58 "Insured Claim" means any Claim arising from an incident or occurrence to the extent that liability thereunder, if any, is covered by an insurance policy.

         1.1.59 "Lien" means any charge against or interest in property to secure payment of a debt or performance of a Claim.

         1.1.60 "Liquidating Trust" means the trust created on the Effective Date in accordance with this Plan, the Confirmation Order and the Liquidating Trust Agreement.

         1.1.61 "Liquidating Trust Agreement" means the Liquidating Trust Agreement to be dated as of the Effective Date establishing the terms and conditions of the Liquidating Trust, which shall be filed with the Bankruptcy Court as a Plan Document.

         1.1.62 "Liquidating Trust Assets" means the following assets and other property of the Estate as of the Effective Date to be transferred to the Liquidating Trust on the Effective Date after giving effect to all consummated Auction Sales: (a) all Cash (including all proceeds of all consummated Auction Sales) and Cash equivalents of the Estate, whether in an account, escrow or otherwise; (b) all accounts receivable, prepaid expenses, tax or non-tax refund claims and insurance rebate and refund claims of the Estate, including all rights to receive funds (i) under the Plan or (ii) pursuant to any agreement with a Purchaser, whether pursuant to a settlement statement, joint venture audit or otherwise; (c) all Causes of Action, including the proceeds of any insurance policy (to the extent determined to be property of the Estate); (d) any reserves or deposits established or maintained by the Debtor or the Estate, including the Distribution Reserve Accounts; (e) all executory contracts and unexpired leases identified on Exhibit 1-B, attached hereto; (f) any other assets or property of the Estate (exclusive of the Retained Assets specifically identified in subparagraphs (a) through (d) of paragraph 1.1.91 of this Plan) which are designated in writing by the Liquidating Trustee on or before the Effective Date; and (g) any and all revenues, recoveries, proceeds, rents, products, offspring, and profits arising from or generated by such property after the Effective Date. Notwithstanding the foregoing, the Liquidating Trust Assets shall not include prepaid expenses paid for by PEL or its designee as an Adjusted Cost or refunds for Taxes relating to any period after January 1, 2000.

         1.1.63 "Liquidating Trust Interests" means a beneficial interest in the Liquidating Trust, which represents the right to receive distributions of Available Cash from the Liquidating Trust under Sections 4.5 and 4.6 of the Plan.

         1.1.64 "Liquidating Trustee" means the trustee of the Liquidating Trust, as designated by the Creditors' Committee in Section 6.3 of this Plan and the Liquidating Trust Agreement.

         1.1.65 "Noteholders" means the beneficial owners and holders of the 9 1/2% Senior Subordinated Notes due 2007 issued by Petsec.


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

         1.1.66 "Notes" means the 9 1/2% Senior Subordinated Notes due 2007 issued by Petsec pursuant to the Indenture.

         1.1.67 "Operating Reserve" means the amount of Cash determined in accordance with this Plan to be held in reserve for payment of ongoing operating expenses of the Liquidating Trust as of the Effective Date and each applicable Available Cash Determination Date (including any actual or projected tax liabilities of, or assumed by, the Liquidating Trust).

         1.1.68 "Other Leases" means the exploration leases other than the V258 Lease described in the definition of "Retained Assets" hereunder.

         1.1.69 "Other Leases Agreement" means that certain Letter Agreement dated November 20, 2000 by and between Petsec and PEL with regard to the Other Leases.

         1.1.70 "Other Leases Purchase Price" means the Cash purchase price of $150,000 due under the Other Leases Agreement.

         1.1.71 "PEL" means Petsec Energy Ltd., a corporation organized under the laws of the State of New South Wales, Australia.

         1.1.72 "Person" means an individual, corporation, partnership, governmental unit, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, or other entity.

         1.1.73 "Petition Date" means April 13, 2000.

         1.1.74 "Petsec" means Petsec Energy Inc., a Nevada corporation.

         1.1.75 "Plan" means this plan of reorganization proposed by the Debtor as it may be amended or modified from time to time in accordance with the Bankruptcy Code and Bankruptcy Rules.

         1.1.76 "Plan Administration Committee" means the committee consisting of three (3) members established pursuant to this Plan to monitor and supervise implementation of the Plan and the Liquidating Trustee's administration of the Liquidating Trust, and take such other actions as are set forth in the Plan, the Liquidating Trust Agreement, the Confirmation Order or as may be approved by the Bankruptcy Court.

         1.1.77 "Plan Documents" means the documents that aid in effectuating the Plan or that are attached as exhibits hereto, which will be substantially in the forms filed with the Bankruptcy Court at least three (3) days prior to the Confirmation Hearing.

         1.1.78 "Plan Proponent" means the Debtor.

         1.1.79 "Priority Claim" means a Claim entitled to priority pursuant to Bankruptcy Code Section 507(a) other than an Administrative Claim.

         1.1.80 "Professional" means any professional employed in the Chapter 11 Case pursuant to Bankruptcy Code Sections 327 or 1103 or otherwise and the professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to Bankruptcy Code Section 503(b)(4).

         1.1.81 "Professional Fee Claim" means a Claim of a Professional for compensation for services rendered, and/or reimbursement of costs and expenses incurred, after the Petition Date and prior to and including the Effective Date.

         1.1.82 "Projected Expenses" means a projection prepared by the Liquidating Trustee and approved by the Plan Administration Committee of expenses of the Liquidating Trust during the six (6) month period following the applicable Available Cash Determination Date. The payment obligations under the Plan during that six (6) month period to holders on account of Administrative Claims, Classes 1, 2, 3, and 4, shall be included in the calculation of Projected Expenses.

         1.1.83 "Proposed Termination Date" means, with respect to a Retained Employee of Petsec, the date the Debtor would have terminated the employment thereof but for PEL's or PUSA's election to continue their employment for the benefit of Reorganized Petsec.

         1.1.84 "Pro Rata" means the proportion that the amount of an Allowed Claim in Class 5 or Class 6 bears to the aggregate amount of all Claims in such Classes, including Disputed Claims but not including Disallowed Claims.

         1.1.85 "Purchaser" means (a) any Person who closes and funds an Auction Sale as approved by the Bankruptcy Court and (b) LLOG Exploration Offshore, Inc.

         1.1.86 "PUSA" means Petsec (USA) Inc., a Nevada corporation and the parent company of the Debtor.

         1.1.87 "PUSA Carve-Out" or "PUSA Carve-Out Amounts" means the distributions from the Carve-Out required to be made to PUSA in accordance with the Plan.

         1.1.88 "PUSA Settlement Agreement" means that certain Settlement Agreement by and between PEI, with the consent of the Committee, on the one hand, and PUSA and PEI, on the other hand, pursuant to which, inter alia, the Claims (as defined therein) against PUSA and PEI and certain related parties are being compromised, settled and released in exchange for payment of U.S. $1,700,000 to the Liquidating Trust.

         1.1.89 "Record Holder" means, as of any specified date, the holder of a Note, who is registered as holding such Note in the transfer or other such records of the Indenture Trustee.

         1.1.90 "Reorganized Debtor" or "Reorganized Petsec" means Petsec Energy Inc., a Nevada corporation, on and after the Effective Date.

         1.1.91 "Retained Assets" means all assets and property of the Estate as of the Effective Date (save and except for the Liquidating Trust Assets and all Auction Sale Assets transferred to a Purchaser (other than the Reorganized Debtor)) to be retained by the Reorganized Debtor, including, without limitation: (a) unless previously sold and transferred to PEL, or its designee, exploration leases consisting of Vermillion 258, West Cameron Block 145 (OCS-G 19704), Ship Shoal Block 180 (OCS-G19813), High Island Block 33 (South of State/Federal line) (OCS-G 21340), and High Island Block 33 (North of State/Federal line) (State of Texas M-100385); (b) the Retained Contracts; (c) furniture, fixtures and equipment located at 143 Ridgeway Drive, Lafayette, Louisiana, a list of which is attached to the motion seeking approval of the Sale Procedure Order; and (d) any and all tax attributes of the Debtor and refunds for Taxes relating to any period subsequent to January 1, 2000.

         1.1.92 "Retained Assets Payment" means a Cash payment in the amount of $3,014,000 to be made by PUSA, PEL or its designee as provided in Section 5.7 of the Plan, provided that such payment, less a pre-funded deposit of $100,000 (or $15,000 if the V258 Lease has been previously transferred to PEL or its designee), shall be increased by the amount of Adjusted Costs. The Retained Assets Payment may be funded in part with the Cash currently on hand at PUSA totaling approximately $1,100,000.

         1.1.93 "Retained Contracts" shall mean those executory contracts and unexpired leases which the Reorganized Debtor shall assume and retain as part of the Retained Assets as set forth on Exhibit 1-C attached hereto.

         1.1.94 "Retained Employee" means any employee of the Debtor that PEL or PUSA requests that the Debtor retain as an employee for the benefit of the Reorganized Debtor past the Proposed Termination Date.

         1.1.95 "Sale Procedure" means the procedure which any Person wishing to submit a bid on a portion of the Estate property must follow, as ordered by the Bankruptcy Court in the Sale Procedure Order.

         1.1.96 "Sale Procedure Order" means the order signed by the Bankruptcy Court on October 13, 2000, as it may be amended or modified, establishing the Sale Procedure under which the Auction Sale shall be conducted.

         1.1.97 "Reserve Report" means that certain Reserve Report dated July 1, 2000, as prepared by Ryder Scott Company L.P., petroleum consultants, for the Debtor.

         1.1.98 "Scheduled" means, with respect to any Claim or Equity Interest, the status and amount, if any, of such Claim or Equity Interest as set forth in the Schedules.

         1.1.99 "Schedules" means the Schedules of Assets and Liabilities and the Statement of Financial Affairs filed in the Bankruptcy Court by Petsec, as such schedules or statement have been or may be further amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or order of the Bankruptcy Court.

         1.1.100 "Secured Claim" means a (a) Claim that is secured by a security interest in or Lien upon property, or the proceeds of the sale of such property, in which the Debtor has an interest, to the extent of the value, as of the Effective Date or such later date as is established by the Bankruptcy Court, of such interest or Lien as determined by a Final Order of the Bankruptcy Court pursuant to Bankruptcy Code Section 506 or as otherwise agreed upon in writing by the Debtor or the Liquidating Trustee and the holder of such Claim, or (b) a Setoff Claim.

         1.1.101 "Senior Management" means the following employees of the
Debtor: John T. Bellatti; Howard H. Wilson; William R. Sack; James E. Slatten, III; and Ross A. Keogh.

         1.1.102 "Senior Management Carve-Out" or "Senior Management Carve-Out Amount" means the distributions from the Carve-Out that shall be made to Senior Management as provided for by the Severance and Retention Order and this Plan.

         1.1.103 "Senior Management Severance" means the "Guaranteed Payment" for the Senior Management under their employment agreements or otherwise in an aggregate amount not to exceed $491,303, as approved by the Severance and Retention Order.

         1.1.104 "Setoff Claim" means a Claim of a holder that has a valid right of setoff with respect to such Claim, which right is enforceable under Bankruptcy Code Section 553 as determined by a Final Order or as otherwise agreed in writing by Debtor or Liquidating Trustee, to the extent of the amount subject to such right of setoff.

         1.1.105 "Severance and Retention Order" means that certain Order Authorizing Continuation of Year 2000 Severance Plan, Assumption of Modified Key Employment Agreements and Approval of Senior Management and Key Employee Incentives that was entered by the Bankruptcy Court on June 20, 2000, and is a Final Order.

         1.1.106 "Subordinated Claims" means the Claims of PUSA on account of its subordinated loan of approximately $37 million, which (subject to Section
9.3 of this Plan) are deemed Allowed Claims for purposes of this Plan.

         1.1.107 "Tax" means (a) any net income, alternative or add-on minimum, gross income, gross receipts, profits, or environmental (under Tax Code Section 59(A)) tax, charge or assessment (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other entity.

         1.1.108 "Tax Code" means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

         1.1.109 "Transaction Broker" means HLHZ, the transaction broker for the sale of the Debtor or Estate property retained pursuant to a Final Order of the Bankruptcy Court.

         1.1.110 "Undeliverable or Unclaimed Distribution" means distributions by the Liquidating Trustee pursuant to this Plan that are either (a) attributable to holders of Allowed Claims that have failed to prepare, execute and return to the Liquidating Trustee an Internal Revenue Service Form W-9 if so requested by the Liquidating Trustee, or (b) returned to the Liquidating Trustee as undeliverable or otherwise unclaimed.

         1.1.111 "Undeliverable Distribution Reserve" means a segregated interest bearing account to be established by the Liquidating Trustee in accordance with Section 11.2 of this Plan.

         1.1.112 "V258 Agreement" shall mean that certain Purchase and Sale Agreement dated October 30, 2000 by and between Petsec and PEL.

         1.1.113 "V258 Lease" shall mean that certain exploration lease for the property known as Vermillion 258 which is the subject of the V258 Agreement.

         1.1.114 "V258 Purchase Price" means the Cash purchase price of $2,734,000 due under the V258 Agreement, less the pre-funded deposit of $85,000. This amount shall be subject to adjustments provided for in the V258 Agreement.

         1.1.115 "Voting Deadline" means the date and time, as fixed by an order of the Bankruptcy Court and set forth in the Disclosure Statement, by which all Ballots to accept or reject the Plan must be received in order to be counted.

1.2      RULES OF INTERPRETATION.

         For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in Bankruptcy Code Section 102 and in the Bankruptcy Rules shall apply.

1.3      COMPUTATION OF TIME.

         In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

1.4      PLAN DOCUMENTS.

         The Plan Documents are incorporated herein and are a part of the Plan as if set forth in full herein.

                                  ARTICLE II.

                       TREATMENT OF ADMINISTRATIVE CLAIMS

2.1      TREATMENT.

         Except as otherwise provided for herein, each holder of an Allowed Administrative Claim shall be paid either (a) the amount of such holder's Allowed Claim in one Cash payment on the later of the Effective Date (or as soon as reasonably practicable thereafter) or the date such Claim becomes an Allowed Claim by Final Order (or as soon as reasonably practicable thereafter), or (b) such other treatment that may be agreed upon in writing by the Liquidating Trustee and such holder.

2.2      BAR DATES FOR CERTAIN ADMINISTRATIVE CLAIMS.

         2.2.1. Administrative Claims.

         The Confirmation Order shall establish an Administrative Claims Bar Date for filing Administrative Claims, which shall be 30 days after the Effective Date. Holders of asserted Administrative Claims, except for Professional Fee Claims, not paid or allowed prior to the Effective Date shall file applications for approval of such Claims with the Bankruptcy Court on or before such Administrative Claims Bar Date or forever be barred from doing so; provided, however, that holders of Administrative Claims incurred and paid by the Debtor in the ordinary course of business during the Chapter 11 Case shall be deemed Allowed Claims and shall not be required to submit applications for approval of such Administrative Claims. Notwithstanding the foregoing, to the extent that any such Administrative Claim has been assumed by a Purchaser, the holder of such Administrative Claim shall look solely to such Purchaser and shall receive nothing from the Debtor, the Estate or the Liquidating Trust.

         2.2.2. Professional Fee Claims; Substantial Contribution Claims.

         All requests for compensation or reimbursement for Professional Fee Claims pursuant to Bankruptcy Code Sections 327, 328, 330, 331, 503(b) or 1103 for services rendered to the Debtor or Creditors' Committee prior to and including the Effective Date (including requests under Bankruptcy Code Section 503(b)(4) by any Professional or other Person for making a substantial contribution in the Chapter 11 Case) shall file with the Bankruptcy Court and serve on the Liquidating Trustee and the Plan Administration Committee an application for final allowance of compensation and reimbursement of expenses no later than 30 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court.

         Subject to the approval of the Bankruptcy Court upon any dispute by the Liquidating Trustee as set forth below, the reasonable fees and expenses incurred by the Indenture Trustee and its counsel on or after the Petition Date through and including the Effective Date will be paid on or as soon as practicable after the Effective Date. To the extent, after being furnished with normal supporting documents for such fees and expenses, the Liquidating Trustee disputes the reasonableness of any such fees and expenses, the Liquidating Trustee shall pay such fees and expenses as are not disputed, and shall submit to the Indenture Trustee a written list of specific fees and expenses viewed by the Liquidating Trustee as not being reasonable. To the extent that the Liquidating Trustee and the Indenture Trustee are unable to resolve the dispute, the dispute shall be resolved by the Bankruptcy Court.


                                  ARTICLE III.

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

3.1      INTRODUCTION.

         All Claims and Equity Interests, except Administrative Claims, are placed in the Classes set forth below. In accordance with Bankruptcy Code
Section 1123(a)(1), Administrative Claims have not been classified.

         A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, assumed by a Purchaser or otherwise settled prior to the Effective Date.

3.2      CLASSES OF CLAIMS AND EQUITY INTERESTS.

         3.2.1 Classification of Claims and Equity Interests. The Plan classifies Claims and Equity Interests as follows:

1.       Class 1:  Allowed Priority Claims.
2.       Class 2:  Allowed Secured Claims, Excluding Claim of Foothill.
3.       Class 3:  Allowed Secured Claim of Foothill.
4.       Class 4:  Allowed Convenience Claims.
5.       Class 5:  Allowed General Unsecured Claims, Excluding Claims of the
                   Noteholders and Convenience Claims.
6.       Class 6:  Allowed General Unsecured Claims of the Noteholders.
7.       Class 7:  Allowed Subordinated Claims of PUSA.
8.       Class 8:  Allowed Equity Interests.

         3.2.2 Designation of the Classes Impaired. Classes 5, 6, 7 and 8 are Impaired. Classes 1, 2, 3 and 4 are not Impaired.

                                  ARTICLE IV.

                   PROVISIONS FOR TREATMENT OF ALLOWED CLAIMS
                         AND EQUITY INTERESTS IN PETSEC

4.1      CLASS 1:  ALLOWED PRIORITY CLAIMS.

         Each holder of an Allowed Priority Claim shall be paid either (a) the amount of such holder's Allowed Claim in one Cash payment on the later of the Effective Date (or as soon as reasonably practicable thereafter) or the date such Claim becomes an Allowed Claim by Final Order (or as soon as reasonably practicable thereafter) or (b) such other less favorable treatment that may be agreed upon in writing by the Liquidating Trustee, the Plan Administration Committee and such holder. Notwithstanding the foregoing, to the extent any such Allowed Priority Claim has been assumed by a Purchaser, the holder of such Priority Claim shall look solely to such Purchaser and shall receive nothing from the Debtor, the Estate or the Liquidating Trust.

4.2      CLASS 2:  ALLOWED SECURED CLAIMS, EXCLUDING CLAIMS OF FOOTHILL.

         Each holder of an Allowed Secured Claim, excluding the Claim of Foothill, shall be treated as a separate Class and, at the sole option of the Liquidating Trustee, (a) be paid the amount of such holder's Allowed Secured Claim in one Cash payment on the later of the Effective Date (or as soon as reasonably practicable thereafter) or the date such Claim becomes an Allowed Secured Claim by Final Order (or as soon as reasonably practicable thereafter) or (b) such holder shall receive such holder's Collateral. Any deficiency amount related to an Allowed Secured Claim shall be treated as a Class 5 General Unsecured Claim. Alternatively, such holder shall receive such other less favorable treatment that may be agreed upon in writing by the Liquidating Trustee, the Plan Administration Committee and such holder. Notwithstanding the foregoing, to the extent any such Allowed Secured Claim has been assumed by a Purchaser, the holder of such Secured Claim shall look solely to such Purchaser for payment and shall receive nothing from the Debtor, the Estate, or the Liquidating Trust.

4.3      CLASS 3:  ALLOWED SECURED CLAIM OF FOOTHILL.

         On or before the Effective Date, the Debtor shall sell all of its interests in each property identified in the Reserve Report as Proved Developed Reserves and deliver the Cash proceeds from such sale or sales to Foothill in an amount necessary to fully satisfy its Allowed Secured Claim. The Allowed Secured Claim of Foothill, to the extent not already paid prior to the Effective Date, shall be paid in full by the Debtor on the Effective Date. Alternatively, Foothill shall be paid the value of its Allowed Secured Claim in the manner as may be agreed upon in writing by Foothill, the Liquidating Trustee and the Plan Administration Committee, provided that such treatment does not materially and adversely impact the treatment of any other Claimant under the Plan.

4.4      CLASS 4:  ALLOWED CONVENIENCE CLAIMS.

         4.4.1 Distributions. Each holder of an Allowed Convenience Claim shall be paid, subject to paragraph 4.4.2 below, either (a) the amount of such holder's Allowed Claim in one Cash payment on the later of the Effective Date (or as soon as reasonably practicable thereafter) or the date such Claim becomes an Allowed Claim by Final Order (or as soon as reasonably practicable thereafter) or (b) such other less favorable treatment that may be agreed upon in writing by the Liquidating Trustee, the Plan Administration Committee and such holder. Notwithstanding the foregoing, to the extent any such Allowed Convenience Claim has been assumed by a Purchaser, the holder of such Claim shall look solely to such Purchaser for payment and shall receive nothing from the Debtor, the Estate, or the Liquidating Trust.

         4.4.2 Election to be Treated as Convenience Claim. By checking the appropriate box on a timely cast Ballot, the holder of an Allowed Unsecured Claim (other than holders of Allowed Class 6 Claims) in an amount greater than $5,000 may elect to reduce the amount of such holder's Allowed Unsecured Claim to $5,000 and to receive treatment as an Allowed Convenience Claim. Such an election shall constitute a waiver of the right to collect, and a release of, the amount of the Allowed Unsecured Claim in excess of $5,000, and the holder of such Allowed Convenience Claim shall be deemed to have released the Debtor and its Estate, the Liquidating Trustee, the Liquidating Trust, and their property from any and all liability for such excess amount. The holder of an Allowed Unsecured Claim that timely elects to reduce the amount of its Allowed Claim shall be deemed to be the holder of an Allowed Convenience Claim for classification, voting, and all other purposes under this Plan.

4.5 CLASS 5: ALLOWED GENERAL UNSECURED CLAIMS, EXCLUDING CLAIMS OF THE NOTEHOLDERS AND CONVENIENCE CLAIMS.

         Each holder of an Allowed Class 5 Claim shall receive its Pro Rata share of (a) the Liquidating Trust Interests on the later of the Effective Date or the date such Claim becomes an Allowed Claim by Final Order and (b) distributions of Available Cash on account of such Liquidating Trust Interests as provided in Sections 10.1 and 10.2 of the Plan, subject to the other applicable terms of this Plan. Allowed Class 5 Claims shall share such distributions on a pari passu basis with the Allowed Class 6 Claims of the Noteholders. References in this Plan to distributions of Available Cash to holders of Allowed Class 5 Claims shall be deemed to be on account of their Liquidating Trust Interests. Notwithstanding the foregoing, to the extent any such Allowed Class 5 Claim has been assumed by a Purchaser, the holder of such Claim shall look solely to such Purchaser for payment and shall receive nothing from the Debtor, the Estate, or the Liquidating Trust. In addition, distributions under the Plan to each holder of an Allowed Insured Claim shall be paid in accordance with the treatment provided under the Plan for Allowed Class 5 Claims, but solely to the extent that such Insured Claim may not be satisfied from any proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Nothing contained herein shall constitute or be deemed a waiver of any Cause of Action that the Debtor or any Person may hold against any other Person, including without limitation, insurers under any policy of insurance.


4.6      CLASS 6:  ALLOWED GENERAL UNSECURED CLAIMS OF THE NOTEHOLDERS.

         4.6.1 Allowance of Claims. As of the Petition Date, the Indenture Trustee shall hold on behalf of the Noteholders an Allowed Unsecured Claim in the aggregate amount of $108,048,149. The allowance of the Noteholders' Claims as provided in this Section 4.6.1 shall supercede any individually Scheduled Claims or filed proofs of Claim of the Noteholders.

         4.6.2 Distributions. Each holder of an Allowed Class 6 Claim shall receive its Pro Rata share of (a) the Liquidating Trust Interests on the Effective Date and (b) distributions of Available Cash on account of such Liquidating Trust Interests as provide in Sections 10.1 and 10.2 of the Plan, subject to the Carve-Out described below and the other applicable terms of this Plan. Allowed Class 6 Claims shall share such distributions on a pari passu basis with the Allowed Class 5 Claims. References in this Plan to distributions of Available Cash to holders of Allowed Class 6 Claims (subject to the Carve-Out described below) shall be deemed to be on account of their Liquidating Trust Interests.

         4.6.3 Carve-Out. The Liquidating Trustee shall carve out from the Cash distributions to the holders of Allowed Class 6 Claims and pay to PUSA and the Senior Management, as applicable, Cash in an amount equal to the following percentages of the actual Cash distributions payable to the holders of Allowed Class 6 Claims under this Plan (the "Recovery"); provided, however, that the costs incurred in connection with the prosecution of, and the proceeds of, any claims asserted or assertable by the Debtor, the Liquidating Trustee or the Creditors' Committee under Chapter 5 of the Bankruptcy Code (or under state law cause of action) shall be excluded from the calculation of the Recovery for purposes of determining the Carve-Out Amounts.


                                                                                Senior Management
Class 6 Recovery                         PUSA Carve-Out Amounts                 Carve-Out Amounts
----------------                         ----------------------                 -----------------
Less than $60 Million                    3.375% of Recovery.                    1.375% of Recovery.
$60 to less than $70 Million             Above, plus 6.375% of Recovery from    Above, plus 1.375% of Recovery from
                                         $60 to $70 Million.                    $60 to $70 Million.
$70 to less than $80 Million             Above, plus 9.375% of Recovery from    Above, plus 1.375% of Recovery from
                                         $70 to $80 Million.                    $70 to $80 Million.
$80 to less than $90 Million             Above, plus 12.375% of Recovery from   Above, plus 1.375% of Recovery from
                                         $80 to $90 Million.                    $80 to $90 Million.
$90 to less than $100 Million            Above, plus 15.375% of Recovery from   Above, plus 1.375% of Recovery from
                                         $90 to $100 Million.                   $90 to $100 Million.
$100 Million to 100% Noteholder          Above, plus 18.375% of Recovery from   Above, plus 1.375% from $100 Million
Recovery                                 $100 Million to 100% Noteholder        to 100% Noteholder Recovery.
                                         Recovery.



Subject to the terms of the PUSA Settlement Agreement, or, if the PUSA Settlement Agreement terminates, the set-off rights against PUSA as set forth in
Section 9.3 of this Plan, distributions of the Carve-Out to Senior Management and PUSA shall be made directly by the Liquidating Trustee simultaneously with the transmittal of Cash distributions to the holders of Allowed Class 6 Claims. The foregoing PUSA and Senior Management Carve-Out Amounts shall be increased or decreased as follows:

         (a) If one or more purchase and sale agreements or similar transaction agreements is entered into for the sale or transfer of Petsec or any of its assets after January 18, 2000, but on or before September 15, 2000 (and such agreement or agreements close(s) on or before October 30, 2000), the PUSA and Senior Management Carve-Out Amounts shall be increased by 20% with respect to that portion of the aggregate gross consideration attributable to the assets transferred pursuant to such agreement or agreements or any topping offers that are received in respect of the underlying assets (the "Pre-September 15th Gross Consideration") as it relates to the total aggregate gross consideration received for all of Petsec and/or its assets (the "Total Aggregate Gross Consideration"). The calculation of the foregoing is as follows: (PUSA and Senior Management Carve-Out Amount) x (1.20) x (Pre-September 15th Gross Consideration/Total Aggregate Gross Consideration).

         (b) If one or more purchase and sale agreements or similar transaction agreements is entered into for the sale or transfer of Petsec or any of its assets after September 15, 2000, but on or before December 15, 2000 (and such agreement or agreements close(s) on or before January 31, 2001), then the PUSA and Senior Management Carve-Out Amounts shall not be adjusted under this paragraph with respect to that portion of the aggregate gross consideration attributable to the assets transferred pursuant to such agreement or agreements or any topping offers that are received in respect of the underlying assets.

         (c) If one or more purchase and sale agreements or similar transaction agreements is entered into for the sale or transfer of Petsec or any of its assets after December 15, 2000, the PUSA and Senior Management Carve-Out Amounts shall be decreased by 20% with respect to that portion of the aggregate gross consideration attributable to the assets transferred pursuant to such agreement or agreements or any topping offers that are received in respect of the underlying assets (the "Post-December 15th Gross Consideration") as it relates to the Total Aggregate Gross Consideration. The calculation of the foregoing is as follows: (PUSA and Senior Management Carve-Out Amount) x (0.80) x (Post-December 15th Gross Consideration/Total Aggregate Gross Consideration). This clause shall not apply in the event a "reasonable" written sale offer is received prior to December 15, 2000, but rejected by Creditors' Committee and/or the Plan Administration Committee. A written offer shall be deemed "reasonable" only if the asset or assets subject to such offer are subsequently sold at a price that is equal to or less than the price contained in the rejected offer.

         4.6.4. Senior Management Carve-Out. The Senior Management Carve-Out shall be payable in accordance with the Severance and Retention Order and such payments shall not be dependant on Confirmation of this Plan. The Liquidating Trustee shall be bound by all of the Debtor's payment obligations under the Severance and Retention Order.

         4.6.5 Subordination. PUSA's recovery from the Liquidating Trust shall be limited to the PUSA Carve-Out, and PUSA shall receive no Cash recovery directly from the Estate or Liquidating Trust on account of its Class 7 Claims or Class 8 Equity Interests.

4.7      CLASS 7:  ALLOWED SUBORDINATED CLAIMS.

         Subject to the provisions of Sections 4.6.3 and 9.3 of the Plan and the PUSA Settlement Agreement, PUSA, the sole holder of the Allowed Class 7 Subordinated Claim, shall be paid the PUSA Carve-Out. PUSA may, in its sole discretion, elect to retain the PUSA Carve-Out on account of its Allowed Class 7 Subordinated Claims or its Allowed Class 8 Equity Interests.

4.8      CLASS 8:  ALLOWED EQUITY INTERESTS.

         PUSA shall retain its Equity Interest in the Debtor. Subject to the provisions of Sections 4.6.3 and 9.3 of the Plan and the PUSA Settlement Agreement, PUSA shall also be paid the PUSA Carve-Out. PUSA may, in its sole discretion, elect to retain the PUSA Carve-Out on account of its Allowed Class 7 Subordinated Claims or its Allowed Class 8 Equity Interests.

                                   ARTICLE V.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

5.1      CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.

         Each of the following events shall occur on or before the Effective Date; provided, however, that the Debtor, with the consent of the Creditors' Committee, may waive any or all of the following events, whereupon the Effective Date shall occur without further action by any Person or order of the Bankruptcy
Court:

         (a) the Confirmation Order shall have been entered by the Bankruptcy Court and shall have become a Final Order;

         (b) (i) the Bankruptcy Court shall have authorized and approved one or more Auction Sales at the Confirmation Hearing including, but not limited to, one or more Auction Sales of all of Petsec's interest in the "Proved Developed Reserves" identified in the Reserve Report; and (ii) all such Auction Sales shall have been closed and funded;

         (c) the Liquidating Trustee shall be appointed by the Creditors' Committee;

         (d) the Bankruptcy Court shall have determined that the Liquidating Trustee is duly authorized to take the actions contemplated in the Plan and the Liquidating Trust Agreement which approval and authorization may be set forth in the Confirmation Order; and

         (e) the "Final Settlement Date" as provided in each purchase agreement with a Purchaser shall have occurred and any payments thereunder shall have been made.

5.2      AUCTION SALE OF ASSETS.

         Pursuant to the Sale Procedure Order and in accordance with Bankruptcy Code Sections 105, 363(b) and (f) and/or 1123(a)(5)(B), (C) and/or (D), the Debtor shall seek approval of the Bankruptcy Court of one or more Auction Sales under this Plan at the Confirmation Hearing. All Auction Sales shall be for Cash, with such Cash to be distributed under this Plan. After the Confirmation Hearing but on or prior to the Effective Date, the Debtor shall close one or more Auction Sales with respect to the Auction Sale Assets as approved by the Bankruptcy Court. The Auction Sale Assets shall be sold free and clear of any and all Liens, Claims or encumbrances to the fullest extent possible pursuant to Bankruptcy Code Sections 363(b) and (f) and 365, except to the extent such Liens, Claims or encumbrances are expressly assumed by a Purchaser under its Auction Sale documents with the Debtor. To this end, this Plan shall be considered a motion pursuant to Bankruptcy Code Sections 363(b) and (f) and 365 to sell any and all Auction Assets to the Purchaser or Purchasers approved by the Bankruptcy Court free and clear of Liens, Claims and encumbrances, except to the extent such Liens, Claims or encumbrances are expressly assumed by a Purchaser under its Auction Sale documents with the Debtor. Any objection to such sale shall be made as an objection to Confirmation of the Plan to be heard at the Confirmation Hearing.

5.3      CREATION OF THE LIQUIDATING TRUST.

         On the Effective Date, the Liquidating Trust shall be formed pursuant to this Plan and the Liquidating Trust Agreement and the Liquidating Trust Assets, including, but not limited to, all proceeds from the Auction Sales, shall be transferred to the Liquidating Trust pursuant to the terms of the Liquidating Trust Agreement. The Liquidating Trustee shall, in accordance with the Liquidating Trust Agreement, pay or provide for payments required by the Plan to be made to holders of Allowed Administrative Claims (but specifically excluding any Administrative Claims relating to Taxes) and Allowed Claims in Classes 1, 2, 3, and 4, and thereafter, the Liquidating Trustee shall distribute Available Cash to Allowed Claims in Classes 5 and 6, including any Carve-Out. The Reorganized Debtor shall pay or provide for payments required by the Plan to be made to holders of Allowed Administrative Claims relating to Taxes, and shall retain the right to object to all Administrative Claims for Taxes. The Liquidating Trust shall have no liability for payment of any Liens, Claims or encumbrances expressly assumed by a Purchaser under its Auction Sale documents or by the Reorganized Debtor under this Plan.

5.4      PLAN IS MOTION TO TRANSFER LIQUIDATING TRUST ASSETS.

         This Plan shall be considered a motion pursuant to Bankruptcy Code Sections 363(b) and (f) and 365 to transfer any and all Liquidating Trust Assets as of the Effective Date to the Liquidating Trust free and clear of Liens, Claims and encumbrances, except as provided in the Plan. Any objections to such transfer should be made as an objection to Confirmation of the Plan to be heard at the Confirmation Hearing. After the Effective Date, the Liquidating Trustee may present an order or orders to the Bankruptcy Court, suitable for filing in the records of every county or governmental agency where property of the Debtor is located, which provide that such property is conveyed to the Liquidating Trust free and clear of all Liens, Claims, and encumbrances. The order or orders may designate all Liens, Claims, and encumbrances which appear of record and/or from which the property is being transferred free and clear. The Plan shall be conclusively deemed to be adequate notice that such Lien, Claim, or encumbrance is being extinguished, and no notice, other than by the Plan, shall be given prior to the presentation of such order. Any Person having a Lien, Claim, or encumbrance against any Liquidating Trust Assets shall be conclusively deemed to have consented to the transfer of such Property to the Liquidating Trust free and clear of such Lien, Claim, or encumbrance by failing to object to confirmation of this Plan.

5.5      CORPORATE AUTHORITY PRIOR TO THE EFFECTIVE DATE.

         All actions and transactions contemplated under the Plan, including, but not limited to, any documents to be executed in connection with the closing of any Auction Sale or the conveyance of all of the Liquidating Trust Assets to the Liquidating Trust, shall be authorized upon Confirmation of the Plan without the need of further board or stockholder resolutions, approval, notice or meetings, other than the notice provided by serving this

Plan on all known Creditors and Equity Interest holders as of the Balloting Record Date (as defined in the Disclosure Statement), and all current directors of the Debtor. The Confirmation Order shall include provisions dispensing with the need of further board or stockholder resolutions, approval, notice or meetings and authorizing and directing the President, any Vice President and Secretary of the Debtor to execute such documents necessary to effectuate the Plan, which documents shall be binding on the Debtor, the Creditors and all Equity Interest holders. From and after the Effective Date, the existing board of directors and/or officers of the Debtor shall have no further duties or responsibilities with respect to the Liquidating Trust, except to the extent employed by the Liquidating Trust after the Effective Date. On the Effective Date, all Senior Management still employed by the Debtor shall be deemed to have had their employment by the Debtor terminated on such date without cause and such Senior Management shall be fully entitled to the Senior Management Severance and Senior Management Carve-Out. The Senior Management Severance shall be payable to such Senior Management as an Allowed Administrative Claim on the Effective Date.

5.6 CONTINUED CORPORATE EXISTENCE AND CORPORATE GOVERNANCE AFTER THE EFFECTIVE DATE.

         Petsec shall continue to exist as the Reorganized Debtor on and after the Effective Date in accordance with applicable state law and pursuant to the corporate charter and by-laws then in effect, except to the extent such corporate charter and by-laws may be amended from time to time. On the Effective Date, the management, control and operation of the Reorganized Debtor shall become the responsibility of the board of directors of the Reorganized Debtor, who shall thereafter have the responsibility for the management, control and operation of the Reorganized Debtor. The initial board of directors and officers of the Reorganized Debtor shall be appointed and in place as of the Effective Date.

5.7      RETENTION OF RETAINED ASSETS.

         (a) Funding and Management. In consideration for the retention of the Retained Assets by the Reorganized Debtor, PUSA shall pay the Retained Assets Payment to the Liquidating Trust in Cash on the Effective Date. Prior to the Effective Date, Petsec shall remain current on all of its obligations under the Retained Contracts. Following the Effective Date, Reorganized Petsec shall continue to manage the Retained Assets and otherwise operate its business. In the event the Effective Date does not occur on or before December 15, 2000, in lieu of being retained as part of the Retained Assets, (i) the V258 Lease shall be sold and transferred to PEL, or its designee, on December 15, 2000, pursuant to and in accordance with the terms of the V258 Agreement and the provisions of the Plan pertaining to other Auction Sale Assets, in consideration for the Cash payment to the Debtor of the V258 Purchase Price on such sale date and (ii) the Other Leases shall be sold and transferred to PEL, or its designee, on December 15, 2000, pursuant to and in accordance with the terms of the Other Leases Agreement and the provisions of the Plan pertaining to the Auction Sale Assets in consideration for the Cash payment to the Debtor of the Other Leases Purchase Price on such sale date. In the event the sales are funded as provided in the prior sentence, the Retained Assets Payment shall be reduced by the amount of the V258 Purchase Price and the Other Leases Purchase Price paid to the Debtor.

         (b) Free and Clear; No Recourse. On the Effective Date, each of the Retained Assets and title thereto shall be deemed held, and simultaneously therewith, revested in Reorganized Petsec pursuant to Bankruptcy Code Sections 105, 363(b) and (f), 365, and 1141 free and clear of all Liens, Claims, and encumbrances, except to the extent such Liens, Claims or encumbrances are expressly assumed by Reorganized Petsec under this Plan, the V258 Agreement, the Other Leases Agreement or any other Plan Document. All such Liens, Claims and encumbrances shall, subject to Section 5.4 of this Plan, attach solely to the Retained Assets Payment with the same force, validity and effect which they now have as against the Retained Assets. In no event shall any Person have recourse to or against Reorganized Petsec or the Retained Assets in connection with any Lien, Claim, encumbrance or interest except as otherwise provided in this Plan, the V258 Agreement, the Other Leases Agreement or any other Plan Document.

         (c) Offshore Bonds. The Reorganized Debtor, PEL, or PEL's designee, as the case may be, shall post all bonds with the Minerals Management Service necessary to own the V258 Leases and the Other Leases on the earlier of the Effective Date or December 15, 2000.

         (d) Default. If PEL or PEL's designee should fail to make the Retained Asset Payment when due, the Debtor shall have the right to sell the Retained Assets or abandon all or any portion thereof and to collect the difference between the Retained Asset Payment and the sale proceeds, if any, received from the sale to such other party from either PEL or PUSA.

5.8      CANCELLATION OF INDENTURE AND NOTES.

         On the Effective Date, the Indenture and the Notes shall be deemed terminated, cancelled and extinguished (all without any further action by any Person or the Bankruptcy Court) and shall have no further legal effect other than as evidence of any right to receive distributions under the Plan, and the authority of the Indenture Trustee under the Indenture shall be terminated; provided, however, that the Indenture shall continue in effect solely for the purposes of (a) allowing the Indenture Trustee to make the distributions to be made on account of Allowed Class 6 Claims as provided for in the Plan and to perform such other necessary administrative functions with respect thereto and
(b) permitting the Indenture Trustee to maintain any rights or Liens it may have for reasonable fees and expenses under the Indenture.

5.9      ISSUANCE OF LIQUIDATING TRUST INTERESTS.

         It is an integral and essential element of the Plan that the issuance of the Liquidating Trust Interests pursuant to the Plan shall be exempt from registration under the Securities Act of 1933, as amended and similar state laws pursuant to Bankruptcy Code Section 1145. The Confirmation Order shall include a finding and conclusion, binding upon all parties to the Chapter 11 Case, the Liquidating Trustee, the Securities and Exchange Commission and all state regulatory enforcement agencies, to the effect such offer and issuance fall within Bankruptcy Code Section 1145 exemption.

5.10     RELATIONS BETWEEN REORGANIZED PETSEC AND THE LIQUIDATING TRUSTEE.

         Reorganized Petsec and the Liquidating Trust shall cooperate with each other in connection with the effectuation of the Plan. The Liquidating Trustee shall have complete access on or after the Effective Date to all books, records and other information of the Reorganized Debtor as may be necessary for purposes of performing its duties on behalf of the Liquidating Trust, including, but not limited to, all books, records and other information relating to the Causes of Action and Claims asserted against the Estate. The Reorganized Debtor shall provide immediate access to all such books, records and other information as requested by the Liquidating Trustee, and shall allow the Liquidating Trustee to make copies of such books, documents and other information. The Reorganized Debtor shall notify the Liquidating Trustee before destroying any material records or files of the intended destruction date. The Liquidating Trustee shall have the opportunity to take possession of those records or files should it choose to do so, prior to the intended destruction date. The Reorganized Debtor shall have complete access on or after the Effective Date to all books, records and other information of the Estate held by the Liquidating Trust, as may be necessary for the conduct of its business.

                                  ARTICLE VI.

                THE LIQUIDATING TRUST AND THE LIQUIDATING TRUSTEE

6.1      THE LIQUIDATING TRUST.

         The Liquidating Trust is created for the purpose of liquidating the Liquidating Trust Assets in accordance with Treasury Regulation Section 301.7701-4(d) and making distributions to holders of Allowed Claims and the Liquidating Trust is not otherwise authorized to engage in any trade or business. The beneficiaries of the Liquidating Trust, who will be treated as the grantors and deemed owners, are the holders of Allowed Claims in Classes 5 and
6. The Liquidating Trustee shall file federal income tax returns for the Liquidating Trust as a grantor trust pursuant to Section 1.671-1(a) of the Federal Income Tax Regulations.

6.2      FUNDING OF RES OF TRUST.

         To fund the Liquidating Trust, by operation of the Confirmation Order, the Liquidating Trustee shall be in possession of and have title to all the Liquidating Trust Assets as of the

Effective Date. The Liquidating Trustee will be substituted as the plaintiff in all lawsuits pending in which the Debtor is the plaintiff. All accounts receivable of the Debtor shall be deemed, as of the Effective Date, to have been assigned to the Liquidating Trust. The conveyances of all Liquidating Trust Assets shall be accomplished pursuant to this Plan and the Confirmation Order and shall be effective upon the Effective Date, without the need of further documentation or instruments of conveyance, other than the Plan and the Confirmation Order. Upon the Effective Date, the Liquidating Trust shall also be deemed to have taken (a) an assignment of all Causes of Action in which the Debtor or the Estate may own an interest against third parties for obligations existing on the Effective Date and the products and proceeds thereof, unless expressly released herein, (b) assignments of bank accounts containing Cash in the possession of the Debtor, and (c) an assignment, bill of sale, deed and/or release covering all other Liquidating Trust Assets. The Liquidating Trust shall hold the Liquidating Trust Assets free and clear of any Liens, Claims or Interests in such property of any other Person except as provided in the Plan. The Liquidating Trustee may present such orders to the Bankruptcy Court as may be necessary to require third parties to accept and acknowledge such conveyance to the Liquidating Trust. Such orders may be presented without further notice other than as has been given in this Plan. The transfer and assignment of the Liquidating Trust Assets to the Liquidating Trust on the Effective Date shall be made pursuant to the terms of this Plan and, accordingly, to the fullest extent permitted by law, shall be exempt from all stamp and recording taxes and similar taxes within the meaning of Bankruptcy Code Section 1146(c).

         For all federal income tax purposes, all Persons (including, without limitation, the Debtor, the Liquidating Trustee, the Plan Administration Committee, and the holders of Allowed and Disputed Claims) shall treat the transfer of the Liquidating Trust Assets to the Liquidating Trust, in accordance with the terms of the Plan, as a transfer to the holders of Allowed Class 5 and Allowed Class 6 Claims (and in respect of any Disputed Claims in Classes 5 or 6, to the Plan Administration Committee on behalf of such Claims) followed by a transfer by such holders to the Liquidating Trust (and in respect of any Disputed Claims in Classes 5 or 6, by the Plan Administration Committee to the Disputed Claims Reserve), and the beneficiaries of the Liquidating Trust (or the Disputed Claims Reserve) will be treated as the grantors and owners thereof.

6.3      THE LIQUIDATING TRUSTEE.

         The Liquidating Trustee shall retain and have all the rights, powers and duties necessary to carry out its responsibilities under the Plan and Liquidating Trust Agreement, and as otherwise provided in the Confirmation Order. The Liquidating Trustee will be the exclusive trustee of the Liquidating Trust Assets for the purposes of 31 U.S.C. Section 3713(b) and 26 U.S.C. Section 6012(b)(3), as well as the representative of the Estate appointed pursuant to Bankruptcy Code Section 1123(b)(3)(B). A Person to be designated by the Creditors' Committee prior to the conclusion of the Confirmation Hearing shall, subject to the Bankruptcy Court's approval at the Confirmation Hearing, initially serve as the Liquidating Trustee. Matters relating to the appointment, removal and resignation of the Liquidating Trustee and the appointment of any successor Liquidating Trustees shall be set forth in the Liquidating Trust Agreement. The Liquidating Trustee shall be required to perform his duties as set forth in this Plan and the Liquidating Trust Agreement.

6.4      ADDITIONAL OBLIGATIONS OF THE LIQUIDATING TRUSTEE.

         The Liquidating Trustee shall be required to perform the following:

         6.4.1 Sell all of the non-Cash Liquidating Trust Assets that remain after the Effective Date in a manner that is as expeditious as reasonably practical so as to maximize the value of such assets and thereafter to distribute the Available Cash therefrom in accordance with this Plan; unless the Liquidating Trustee deems any assets to be of inconsequential value or burdensome to the Liquidating Trust or the Liquidating Trustee determines that any assets should be held by the Liquidating Trust until such assets are converted into Cash. The Liquidating Trustee may abandon any asset upon approval by the Plan Administration Committee. The proceeds of all sales of Liquidating Trust Assets shall be distributed as provided in this Plan and the Liquidating Trust Agreement.

         6.4.2 Within ten (10) days after the Effective Date, prepare and submit to the Plan Administration Committee a proposed budget for the period from the Effective Date through the later of March 31, 2000, or sixty (60) days after the Effective Date.

         6.4.3 On or before December 1, March 1, June 1 and September 1 of each year, prepare and submit to the Plan Administration Committee a proposed three
(3) month budget for the period commencing on the next Available Cash Determination Date. The budget shall include (a) proposed Projected Expenses, and (b) proposed Operating Reserve.

         6.4.4 Prepare and submit to the Plan Administration Committee the reports on Available Cash and proposed distributions.

         6.4.5 Operate within the approved budgets as same may be modified with the consent of the Plan Administration Committee.

         6.4.6 Invest the Liquidating Trust's Cash, including, but not limited to, the Cash held in the Distribution Reserve Accounts so as to qualify the Liquidating Trust as a liquidating trust for federal income tax purposes in accordance with the provisions of the Liquidating Trust Agreement.

         6.4.7 Calculate and pay all distributions to be made under the Plan and other orders of the Bankruptcy Court (including, but not limited to, the Severance and Retention Order) to holders of Allowed Claims and Allowed Equity Interests.

         6.4.8 Take any and all other actions reasonably necessary or appropriate to implement or consummate this Plan except that notwithstanding any other provision of this Plan in no event may the Liquidating Trustee engage in the conduct of a trade or business, in accordance with Treasury regulation
Section 301.7701-4(d).

         6.4.9 Comply with the provisions of this Plan.

         6.4.10 Perform such other acts as may be set forth in the Confirmation Order or the Liquidating Trust Agreement.

         6.4.11 Prepare and submit to the Plan Administration Committee on a monthly basis reports of monthly income and expenses.

6.5      COMPENSATION OF THE LIQUIDATING TRUSTEE.

         Prior to the conclusion of the Confirmation Hearing, the Liquidating Trustee's compensation, on a Post-Effective Date basis, shall be determined by the Creditors' Committee and disclosed to the Bankruptcy Court. The payment of the fees of the Liquidating Trustee and any Professionals retained by the Liquidating Trustee shall be made in accordance with the Liquidating Trust Agreement.

6.6      LIQUIDATING TRUST EXPENSES.

         Subject to the provisions of the Liquidating Trust Agreement, all costs, expenses and obligations incurred by the Liquidating Trustee in administrating this Plan, the Liquidating Trust or in any manner connected, incidental or related thereto, including costs, fees, and expenses of the Indenture Trustee, in effecting distributions from the Liquidating Trust hereunder shall be a charge against the Liquidating Trust Assets remaining from time to time in the hands of the Liquidating Trustee. Such expenses shall be paid as they are incurred without the need for Bankruptcy Court approval.

6.7      LIABILITY; INDEMNIFICATION.

         Neither the Liquidating Trustee, nor any of its Professionals, nor any duly designated agent or representative of the Liquidating Trustee, or their respective employees, shall be liable for the act or omission of any other designee, agent or representative of the Liquidating Trustee, other than acts or omissions resulting from such Person's willful misconduct, gross negligence or fraud. The Liquidating Trustee may, in connection with the performance of its functions, and in its sole absolute discretion, consult with attorneys, accountants and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such Professionals. Notwithstanding such authority, the Liquidating Trustee shall be under no obligation to consult with attorneys, accountants or its agents, and its determination to not do so should not result in imposition of liability on the Liquidating Trustee unless such determination is based on willful misconduct, gross negligence or fraud. The Liquidating Trust shall indemnify and hold harmless the Liquidating Trustee and its agents, representatives, Professionals, and employees from and against and in respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys' fees and costs arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Liquidating Trust or the implementation or administration of the Plan; provided, however, that no such indemnification will be made to such Persons for such actions or omissions as a result of willful misconduct, gross negligence or fraud.

6.8      AUTHORITY TO OBJECT TO CLAIMS AND TO SETTLE DISPUTED CLAIMS.

         Except with regard to Administrative Claims for Taxes, from and after the Effective Date, the Liquidating Trustee shall be authorized (a) to object to any Claims filed against Debtor's Estate, and (b) pursuant to Bankruptcy Rule 9019(b) and Bankruptcy Code Section 105(a), to compromise and settle Disputed Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of Claims:

         6.8.1 If the Face Amount of the Disputed Claim is less than $25,000, the Liquidating Trustee shall be authorized and empowered to settle such Disputed Claim and execute the necessary documents, including a stipulation of settlement or release, upon five (5) Business Days' notice to the Plan Administration Committee.

         6.8.2 If the Face Amount of the Disputed Claim is greater than $25,000, the Liquidating Trustee shall be authorized and empowered to settle such Disputed Claim, and execute the necessary documents, including a stipulation of settlement or release, but must first obtain the consent of the Plan Administration Committee.

6.9      PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF LITIGATION CLAIMS.

         6.9.1 Preservation of Rights of Action. On the Effective Date, the Liquidating Trustee shall be and hereby is appointed representative of the Estate and, except as otherwise ordered by the Bankruptcy Court and subject to any releases in the Plan, shall retain all Causes of Action, and may, with the consent of the Plan Administration Committee, enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Causes of Action. The Causes of Action retained shall include, without limitation, any Causes of Action or potential Causes of Action identified in the Disclosure Statement except as released in the Plan or by order of the Bankruptcy Court. Except as otherwise ordered by the Bankruptcy Court, the Liquidating Trustee shall be vested with authority and standing to prosecute any Causes of Action. The Debtor, its board of directors, officers, attorneys and other professional advisors shall have no liability for pursuing or not pursuing any such Causes of Action vested in the Liquidating Trust.

         6.9.2 Settlement of Litigation Claims, Disputed Claims and Disputed Equity Interest. At any time after the Confirmation Date and before the Effective Date, notwithstanding anything in this Plan to the contrary, the Debtor, with the consent of the Creditors' Committee, may settle some or all of the Causes of Action described in this Section 6.9, the Disputed Claims or Disputed Equity Interest without the necessity of obtaining Bankruptcy Court approval.

6.10     TERMINATION.

         The duties, responsibilities and powers of the Liquidating Trustee shall terminate after all Liquidating Trust Assets, including Causes of Action transferred and assigned to the Liquidating Trust or involving the Liquidating Trustee on behalf of the Liquidating Trust are fully resolved, abandoned or liquidated and the Available Cash have been distributed in accordance with this Plan and the Liquidating Trust Agreement. The Liquidating Trust shall terminate no later than three (3) years from the Effective Date. However, if warranted by the facts and circumstances provided for in the Plan, and subject to the approval of the Bankruptcy Court upon a finding that an extension is necessary for the purpose of the Liquidating Trust, the term of the Liquidating Trust may be extended, one or more times (not to exceed a total of four (4) total extensions, unless the Liquidating Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the Trust as a grantor trust for federal income tax purposes) for a finite period, not to exceed six (6) months, based on the particular circumstances at issue. Each such extension must be approved by the Bankruptcy Court within two (2) months prior to the beginning of the extended term with notice thereof to all of the unpaid beneficiaries of the Liquidating Trust. Upon the occurrence of the termination of the Liquidating Trust, the Liquidating Trustee shall file with the Bankruptcy Court a report thereof, seeking an order discharging the Liquidating Trustee.

                                  ARTICLE VII.

                            CREDITORS' COMMITTEE AND
                          PLAN ADMINISTRATION COMMITTEE

7.1      DISSOLUTION OF CREDITORS' COMMITTEE.

         The Creditors' Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in Bankruptcy Code Section 1103. Unless otherwise ordered by the Bankruptcy Court, on the Effective Date, (a) the Creditors' Committee shall be dissolved and its members shall be released of all their duties, responsibilities and obligations in connection with the Chapter 11 Case or the Plan and its implementation; and
(b) retention or employment of the Creditors' Committee's Professionals and other agents shall terminate.

7.2      CREATION OF PLAN ADMINISTRATION COMMITTEE.

         On the Effective Date, the Plan Administration Committee shall be formed and constituted of those Persons identified by the Creditors' Committee prior to the conclusion of the Confirmation Hearing.

7.3      PROCEDURES.

         The Plan Administration Committee may adopt bylaws that shall provide for the governance of the Plan Administration Committee.

7.4      FUNCTION.

         The Plan Administration Committee shall have the following powers and responsibilities:

         7.4.1 The Plan Administration Committee shall monitor the performance of the Liquidating Trust and implementation of the Plan.

         7.4.2 The Plan Administration Committee shall review and either approve or reject in its discretion the:

                  (a) three (3) month budget for the Liquidating Trust, including Projected Expenses, and the Operating Reserve, that the Liquidating Trustee is required to prepare and submit;

                  (b) proposals by the Liquidating Trustee to borrow money or grant Liens;

                  (c) proposals by the Liquidating Trustee to sell Liquidating Trust Assets with a value in excess of $25,000;

                  (d) proposals by the Liquidating Trustee to modify the Plan;

                  (e) proposals by the Liquidating Trustee with respect to initiation and prosecution of litigation, including but not limited to, Claim objections;

                  (f) proposals by the Liquidating Trustee with respect to disposition and settlement of any Claim or litigation; and

                  (g) as soon as possible after the Effective Date, but in no event later than thirty (30) days thereafter, the Plan Administration Committee shall inform, in writing, the Liquidating Trustee of the fair market value of the Liquidating Trust Assets transferred to the Trust, based on a good faith determination of the Plan Administration Committee.

         7.4.3 The Plan Administration Committee shall have such other powers and responsibilities as set forth in this Plan, the Confirmation Order and/or the Liquidating Trust Agreement.

7.5      DURATION.

         The Plan Administration Committee shall remain in existence for a reasonable time, not to exceed 90 days following such time of the final Cash distributions to Allowed Claims in Classes 5 and 6 under the Plan by the Liquidating Trust.

7.6      COMPENSATION AND EXPENSES.

         The members of the Plan Administration Committee shall serve without compensation for their performance of services as members of the Plan Administration Committee, except that they shall be entitled to reimbursement of reasonable expenses by the Liquidating Trust without further order of the Bankruptcy Court.

7.7      RETENTION OF PROFESSIONALS.

         The Plan Administration Committee shall have the right to retain the services of attorneys, accountants, and other agents that, in the discretion of the Plan Administration Committee, are necessary to assist the Plan Administration Committee in the performance of its duties. The reasonable fees and expenses of such Professionals shall be paid by the Liquidating Trust upon the monthly submission of statements to the Liquidating Trustee and the Plan Administration Committee subject to the provisions of the Liquidating Trust Agreement. The payment of the reasonable fees and expenses of the Plan Administration Committee's retained Professionals shall be made in the ordinary course of business from the Liquidating Trust and shall not be subject to the approval of the Bankruptcy Court.

7.8      LIABILITY; INDEMNIFICATION.

         Neither the Plan Administration Committee, nor any of its members, designees, or Professionals, nor any duly designated agent or representative of the Plan Administration Committee, or their respective employees, shall be liable for the act or omission of any other member, designee, agent, or representative of the Plan Administration Committee, nor shall any member be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Plan Administration Committee, other than acts or omissions resulting from such member's willful misconduct, gross negligence or fraud. The Plan Administration Committee may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with attorneys, accountants and its agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such Professionals. Notwithstanding such authority, the Plan Administration Committee shall be under no obligation to consult with attorneys, accountants or its agents, and its determination to not do so shall not result in the imposition of liability on the Plan Administration Committee, or its members and/or designees, unless such determination is based on willful misconduct, gross negligence or fraud. The Liquidating Trust shall indemnify and hold harmless the Plan Administration Committee and its members, designees, and Professionals, and any duly designated agent or representative thereof (in their capacity as such), from and against and in respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys' fees and costs arising out of or due to their actions or omissions, or consequences of such actions or omissions with respect to the Liquidating Trust or the implementation or administration of the Plan; provided, however, that no such indemnification will be made to such Persons for such actions or omissions as a result of willful misconduct, gross negligence or fraud.

                                 ARTICLE VIII.

                       ACCEPTANCE OR REJECTION OF THE PLAN

8.1      CLASSES ENTITLED TO VOTE.

         Each Impaired Class of Claims or Equity Interests that will (or may) receive or retain property or any interest in property under the Plan shall be entitled to vote to accept or reject the Plan. Ballots shall be cast and tabulated with respect to Claims against and Equity Interests in Petsec. By operation of law, each Class of Claims that is not Impaired is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan.

8.2      ACCEPTANCE BY IMPAIRED CLASSES.

         An Impaired Class of Claims shall have accepted the Plan if (a) the holders (other than any holder designated under Bankruptcy Code Section 1126(e)) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan, and (b) the holders (other than any holder designated under Bankruptcy Code Section 1126(e)) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

8.3      CRAMDOWN.

         If necessary, the Plan Proponent shall request Confirmation of the Plan, as it may be modified from time to time, under Bankruptcy Code Section 1129(b). The Plan Proponent reserves the right, with the consent of the Creditors' Committee, to modify the Plan to the extent, if any, that Confirmation pursuant to Bankruptcy Code Section 1129(b) requires modification.

                                  ARTICLE IX.

                  PROVISIONS GOVERNING DISTRIBUTIONS GENERALLY

9.1      DISTRIBUTIONS GENERALLY.

         The Liquidating Trustee shall make all distributions of Cash required to be distributed under the applicable provisions of the Plan and the Liquidating Trust Agreement. The Liquidating Trustee may employ or contract with other Persons to assist in or make the distributions required by the Plan as provided for in the Liquidating Trust Agreement.

9.2      DELIVERY OF DISTRIBUTIONS.

         Distributions to holders of Allowed Claims shall be made at the address for the applicable holder of an Allowed Claim set forth in any proof of Claim filed with the Bankruptcy Court, or if no proof of Claim has been filed, as set forth in the Schedules or other records of the Debtor or the Liquidating Trustee at the time of the distribution; provided, however, distributions of Cash to the holders of Allowed Class 6 Claims shall be made by the Liquidating Trustee by delivering such distributions to the Record Holder of the Notes on account of such Allowed Class 6 Claims at the address contained in the records of the Indenture Trustee as of the Effective Date.

9.3      SETOFFS.

         Except to the extent the Settlement Sum, as defined and described in the PUSA Settlement Agreement (to the extent that PUSA Settlement Agreement becomes effective and is not terminated) is paid in full, the Liquidating Trustee may, but shall not be required to, set off against any Claim, Equity Interest or the PUSA Carve-Out and/or withhold from the payments or other distributions to be made pursuant to the Plan in respect of such Claim, Equity Interest or the PUSA Carve-Out, Causes of Action of any nature whatsoever that the Debtor or the Liquidating Trust may have against the holder of such Claim or Equity Interest; provided, however, that neither the failure to do so nor the allowance of any Claim or Equity Interest hereunder shall constitute a waiver or release by the Liquidating Trustee of any such Cause of Action that the Debtor or the Liquidating Trustee may have against such holder. Nothing in this Plan shall be deemed a release of any Cause of Action held by the Debtor, its Estate or the Liquidating Trust against PUSA and/or PEL.

9.4      DUTY TO DISGORGE OVERPAYMENTS.

         To the extent that a Claim may be an Allowed Claim in more than one Class, the holder of such Claim shall not be entitled to recover from the Liquidating Trust more than the full amount of its Allowed Claim plus any interest provided under the Plan. The holder of an Allowed Claim that receives more than payment in full of its Allowed Claim shall immediately return any excess payments to the Liquidating Trust. In the event that the holder of an Allowed Claim fails to return an excess payment, the Liquidating Trustee may sue such holder for the return of the overpayment in the Bankruptcy Court or any other court of competent jurisdiction.

9.5      IRS FORM W-9.

         Within thirty (30) days of the Effective Date, an Internal Revenue Service Form W-9 may, at the election of the Liquidating Trustee, be mailed to each Creditor.

9.6      BUSINESS DAY.

         Whenever any distribution required under this Plan is to be made on a day that is not a Business Day, such distribution shall be made on the next succeeding Business Day.

                                   ARTICLE X.

                   DISTRIBUTIONS TO HOLDERS OF ALLOWED CLASS 5
                        CLAIMS AND ALLOWED CLASS 6 CLAIMS

10.1     INITIAL CASH DISTRIBUTION.

         After funding of the Distribution Reserve Accounts as required by this Plan, an initial Cash distribution will be made Pro Rata to holders of Allowed Class 5 Claims and Allowed Class 6 Claims (including payment to Senior Management and PUSA pursuant to the Carve-Outs) on the 45th day following the Effective Date; provided, however, an initial

Cash distribution will be made on the 45th day following the Effective Date only if the Liquidating Trustee and the Plan Administration Committee determine that sufficient Available Cash exists.

10.2     SUBSEQUENT CASH DISTRIBUTIONS.

         After funding the Distribution Reserve Accounts as required in this Plan, subsequent distributions of Available Cash will be made Pro Rata to holders of Allowed Class 5 Claims and Allowed Class 6 Claims (including payment to Senior Management and PUSA pursuant to the Carve-Outs) on the fifteenth
(15th) day following the Available Cash Determination Date, provided, however, Available Cash will be distributed fifteen (15) days after any Available Cash Determination Date, only if the Liquidating Trustee and the Plan Administration Committee determine that sufficient Available Cash exists; provided, further, if, on an Available Cash Determination Date, the Liquidating Trustee intends to make its final Cash distribution, such Cash distribution shall be made regardless of the amount of Available Cash.

10.3     EFFECTIVE DATE FOR DISTRIBUTIONS.

         The Effective Date shall be the effective date for determining the holders of Allowed Class 5 Claims and Allowed Class 6 Claims entitled to receive distributions of Liquidating Trust Interests and Available Cash payable thereon under the Plan subject to the adjustments provided in Section 10.4.1 of this Plan. As of the close of business on the Effective Date, the transfer ledgers in respect of the Notes shall be closed, and no further transfers of the Notes after the Effective Date shall be recognized. The Liquidating Trustee, the Indenture Trustee, and their respective agents shall be entitled instead to recognize and deal for all purposes hereunder with only those Record Holders of the Notes as of the close of business on the Effective Date as stated on the transfer ledgers for the Notes maintained by the Indenture Trustee.

10.4     PROVISIONS REGARDING LIQUIDATING TRUST INTERESTS.

         10.4.1 Allocation of Liquidating Trust Interests. Each holder of an Allowed Class 5 Claim and Allowed Class 6 Claim shall have a Pro Rata share of the Liquidating Trust Interests determined as of the Effective Date; provided that such Pro Rata share shall automatically be adjusted upon and as of the date of (a) the disallowance of any Disputed Claim in Class 5 or 6 or (b) the allowance of any Disputed Claim in Class 5 or 6 in an amount other than the amount of such Disputed Claim as of the Effective Date.

         10.4.2 Liquidating Trust Interest Register; Ownership of Liquidating Trust Interests. The Liquidating Trustee or the registered agent thereof shall keep for such purpose at its principal office a register (the "Trust Interest Register") in which the Trustee shall provide for the registration of Liquidating Trust Interests and adjustments of Liquidating Trust Interests as provided in Section 10.4.1 of this Plan. The Trustee may treat the Person in whose name any Liquidating Trust Interest is registered on such register as the owner thereof for the purposes of receiving distributions from Liquidating Trust Assets and for all other reasons.

         10.4.3 Trust Interests Not Transferable. Liquidating Trust Interests shall not be transferred and no purported transfer of any Liquidating Trust Interest shall be registered on the Trust Interest Register.

                                  ARTICLE XI.

                 RESERVES ADMINISTERED BY THE LIQUIDATING TRUST

11.1     ESTABLISHMENT OF DISTRIBUTION RESERVE ACCOUNTS.

         The Liquidating Trustee shall establish the following separate reserve accounts: (a) Distribution Reserve; (b) Undeliverable Distribution Reserve; (c) Disputed Claims Reserve and (d) Carve-Out Reserve.

11.2     UNDELIVERABLE DISTRIBUTION RESERVE.

         11.2.1 Deposits. Undeliverable and Unclaimed Distributions shall be deposited by the Liquidating Trustee into the Undeliverable Distribution Reserve, and any further distributions attributable to such Claim holder shall be deposited in the Undeliverable Distribution Reserve unless, in the case of a distribution that is returned to the Liquidating Trustee as undeliverable or otherwise unclaimed, the Liquidating Trustee is notified in writing of such holder's then current address.

         11.2.2 Forfeiture. Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an Undeliverable or Unclaimed Distribution within one (1) year after the Effective Date shall be deemed to have forfeited its claim for such Undeliverable or Unclaimed Distribution and shall be forever barred and enjoined from asserting any such claim for the Undeliverable or Unclaimed Distribution against the Debtor, the Estate, the Liquidating Trustee, the Liquidating Trust, the Plan Administration Committee or their property. In such cases, any Cash or other property held by the Liquidating Trust in the Undeliverable Distribution Reserve for distribution on account of such claims for Undeliverable or Unclaimed Distributions, including the interest that has accrued on such Undeliverable or Unclaimed Distribution while in the Undeliverable Distribution Reserve, shall become the property of the Liquidating Trust notwithstanding any federal or state escheat laws to the contrary and shall be available for immediate distribution by the Liquidating Trust according to the terms of the Liquidating Trust Agreement.

         11.2.3 Disclaimer. The Liquidating Trustee, the Plan Administration Committee and their respective agents and attorneys are under no duty to take any action to either (a) attempt to locate any Claim holder, or (b) obtain an executed Internal Revenue Service Form W-9 from any Claim holder.

         11.2.4 Distribution from Reserve. Within 15 Business Days of the holder of an Allowed Claim satisfying the requirements of this Plan, such that the distribution(s) attributable to its Claim is no longer an Undeliverable and Unclaimed Distribution (provided that satisfaction occurs within the time limits set forth in Section 11.2.2), the Liquidating Trustee shall distribute out of the Undeliverable Distribution Reserve the amount of the Undeliverable or Unclaimed Distribution attributable to such Claim, including the interest that has accrued on such Undeliverable or Unclaimed Distribution while in the Undeliverable Distribution Reserve.

11.3     DISPUTED CLAIMS RESERVE.

         11.3.1 Determination of Amount. The Debtor, the Liquidating Trustee and the Creditors' Committee or the Plan Administration Committee may (a) request the Bankruptcy Court to estimate the allowable amount of any Disputed Claim, or
(b) request the Bankruptcy Court to determine the amount of any distribution that must be deposited in the Disputed Claims Reserve for any given Disputed Claim.

         11.3.2 Deposits. Upon delivery by the Liquidating Trustee of a distribution to holders of Allowed Claims within a Class, the Liquidating Trustee shall deposit the applicable Disputed Claim Deposit into the Disputed Claims Reserve.

         11.3.3 Distribution After Allowance. Within 15 Business Days after a Disputed Claim becomes an Allowed Claim, the Liquidating Trustee shall distribute out of the Disputed Claims Reserve the amount to which the holder of such Claim is entitled under this Plan, including the interest which has accrued on said amount while on deposit in the Disputed Claims Reserve. Upon disallowance, in whole or in part, of a Disputed Claim, the amount on deposit in the Disputed Claims Reserve attributable to such Disallowed Claim amount, including the interest which has accrued on said amount while on deposit in the Disputed Claims Reserve, shall be property of the Liquidating Trust to distribute in accordance with the other provisions of the Plan and the Liquidating Trust Agreement.

11.4     CARVE-OUT RESERVE FOR SENIOR MANAGEMENT AND PUSA.

         In the event all Auction Sale Assets (save and except for the assets subject to sale by Network Oil, Inc.) have not been sold at the time that a Cash distribution is to be made to the holders of Allowed Class 6 Claims under this Plan and the Liquidating Trustee is thus unable to calculate the adjustments (if any) to the Carve-Outs payable to PUSA and Senior Management under Sections 4.6.3(a), (b) and (c) of this Plan, the Liquidating Trustee shall make a Cash distribution to PUSA and Senior Management and into the Carve-Out Reserve as follows:

         (a) Senior Management. The distribution payable on account of the Carve-Out to Senior Management shall be made to Senior Management and into the Carve-Out Reserve in accordance with the terms of the Severance and Retention Order. Pursuant to the Severance and Retention Order, contemporaneously with a Cash distribution to the holders of Allowed Class 6 Claims, a distribution shall also be made to Senior Management out of the Cash distribution to the holders of Allowed Class 6 Claims equal to 1.10% of the amount available for distribution to the holders of Allowed Class 6 Claims and, depending on when certain sales of assets occur, between 0.275% and 0.55% of such amount shall be deposited into the Carve-Out Reserve.

         (b) PUSA. At the time of a Cash distribution to the holders of Allowed Class 6 Claims, the Liquidating Trustee shall also calculate the minimum amount of such distribution to which PUSA is entitled under the PUSA Carve-Out (which amount will be 80% of the amount to which PUSA would be entitled if there were no adjustments to the Carve-Out based on when sales occur). This amount shall be distributed by the Liquidating Trustee to PUSA contemporaneously with the distribution that is made to the holders of Allowed Class 6 Claims. An additional amount (the "PUSA Reserve Amount") agreed to by PUSA and the Liquidating Trustee shall be deposited into the Carve-Out Reserve. The PUSA Reserve Amount shall be the amount equal to the difference between the maximum amount to which PUSA may be entitled under the Carve-Out, based on the projected adjustments, and the amount distributed to PUSA at the time of the distribution to the holders of Allowed Class 6 Claims. If PUSA and Liquidating Trustee cannot agree on the PUSA Reserve Amount at the time a distribution to the holders of Allowed Class 6 Claims is to occur, then before such distribution to the holders of Allowed Class 6 Claims is made, the Bankruptcy Court shall make a determination of the PUSA Reserve Amount that shall be deposited by the Liquidating Trustee into the Carve-Out Reserve. Notwithstanding the foregoing, if at the time of a Cash distribution to the holders of Allowed Class 6 Claims, the Liquidating Trustee elects to withhold payment of the PUSA Carve-Out as provided in Section 9.3, such payment shall instead be made into the Carve-Out Reserve.

         (c) Final Distributions. At the time of the final Cash distribution to the holders of Allowed Class 6 Claims under the Plan, if the balance owed to PUSA and Senior Management under the Carve-Out on account of prior Cash distributions is less than the full entitlement, such amount, together with all interest accrued on such amount while in the Carve-Out Reserve, shall be distributed to PUSA and Senior Management from the Carve-Out Reserve, and the balance in the Carve-Out Reserve, if any, after payment in full of the Senior Management Carve-Out and PUSA Carve-Out shall be distributed to the holders of Allowed Class 6 Claims. In the event there has been an accounting error such that there are insufficient funds in the Carve-Out Reserve to pay the balance due to PUSA and Senior Management, such shortfall shall be paid out of the final Cash distribution by the Liquidating Trustee that would have otherwise been paid to the holders of Allowed Class 6 Claims and this Cash distribution for prior underfunded distributions to PUSA and Senior Management shall not affect the calculation of the final distribution pursuant to the Carve-Out.

                                  ARTICLE XII.

                       PROCEDURES FOR RESOLVING DISPUTED,
                       CONTINGENT AND UNLIQUIDATED CLAIMS

12.1     OBJECTION DEADLINE; PROSECUTION OF OBJECTIONS.

         As soon as practicable, but in no event later than 120 days after the Effective Date (unless extended by an order of the Bankruptcy Court), the Plan Administration Committee or the Liquidating Trustee, as the case may be, shall file objections to Claims with the Bankruptcy Court and serve such objections upon the holders of each of the Claims to which objections are made. Nothing contained herein, however, shall limit the Plan Administration Committee or the Liquidating Trustee's right to object to Claims, if any, filed or amended more than 120 days after the Effective Date. Subject to the limitations set forth in this Plan, and the oversight of the Plan Administration Committee, the Liquidating Trustee shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto (without the necessity of Bankruptcy Court approval), or by litigating to judgment in the Bankruptcy Court or such other court having competent jurisdiction the validity, nature, and/or amount thereof.

12.2     NO DISTRIBUTIONS PENDING ALLOWANCE.

         Notwithstanding any other provision of the Plan, no payments or distributions by the Liquidating Trustee shall be made with respect to all or any portion of a Disputed Claim or Disputed Equity Interest unless and until all objections to such Disputed Claim or Disputed Equity Interest have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim or Disputed Equity Interest, or some portion thereof, has become an Allowed Claim or Allowed Equity Interest, as the case may be.

                                 ARTICLE XIII.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

13.1     REJECTED CONTRACTS AND LEASES.

         Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, each of the executory contracts and unexpired leases to which Petsec is a party, to the extent such contracts or leases are executory contracts or unexpired leases under Bankruptcy Code Section 365, shall be rejected by the Debtor on the Effective Date, unless such contract or lease (a) previously (i) shall have been assumed by Petsec, or (ii) shall have expired or terminated pursuant to its own terms, or (b) is described on the schedule of contracts and leases to be assumed by the Debtor annexed hereto as Exhibits 1-A, 1-B, or 1-C; provided, however, that neither the inclusion by the Debtor of a contract or lease on Exhibits 1-A, 1-B, or 1-C nor anything contained in this
Section 13.1 shall constitute an admission by the Debtor that such contract or lease is an executory contract or unexpired lease or that the

Debtor or its successors and assigns has any liability thereunder. The Debtor reserves the right to supplement or amend Exhibits 1-A, 1-B, or 1-C to add or delete any executory contract or unexpired lease prior to the entry of the Confirmation Order. Certain executory contracts and unexpired leases shall be assumed by the Debtor and assigned to (a) the Purchasers as indicated on Exhibit 1-A or any other Purchaser who is approved by the Bankruptcy Court at the Confirmation Hearing or (b), to the Liquidating Trust as indicated on Exhibit 1-B. The Retained Contracts, each of which are listed in Exhibit 1-C, shall be assumed and retained by Reorganized Petsec effective as of the Effective Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assignments and rejections described in this Section 13.1, pursuant to Bankruptcy Code Section 365, effective as of the Effective Date; provided, however, in the event an executory contract or unexpired lease is required to be assumed and assigned as part of an Auction Sale that closes prior to the Effective Date, such assumption and assignment shall be effective as of the date such Auction Sale closes.

13.2     BAR DATE FOR REJECTION DAMAGE CLAIMS.

         If the rejection of any executory contract or unexpired lease pursuant to Section 13.1 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtor, its Estate, the Reorganized Debtor, Liquidating Trustee, the Liquidating Trust or their respective successors or properties unless a proof of Claim is filed with the Bankruptcy Court and served on the Liquidating Trustee within 30 days after the Effective Date or such other date as prescribed by the Bankruptcy Court.

13.3     CURE PAYMENTS; FUTURE PERFORMANCE.

         Any monetary amounts by which each executory contract and unexpired lease to be assumed under the Plan may be in default shall be satisfied, under Bankruptcy Code Section 365, by Cure payments to be made by the Liquidating Trustee on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) or (b) the date on which such Claim becomes an Allowed Claim (or as soon as reasonably practicable thereafter). Confirmation of the Plan shall be deemed (a) adequate assurance of prompt cure of any default under any executory contract or unexpired lease to be assumed under the Plan based solely upon the Debtor's obligation in the Plan to make the Cure payments and
(b) adequate assurance of the performance under such executory contracts and unexpired leases.

         PARTIES TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES LISTED ON EXHIBITS 1-A, 1-B, AND 1-C ATTACHED HERETO SHALL FILE A NOTICE OF DEFAULT AND ASSERTED CURE AMOUNT WITH THE BANKRUPTCY COURT AND SERVE SUCH NOTICE UPON COUNSEL FOR THE DEBTOR AND THE CREDITORS' COMMITTEE BY THE VOTING DEADLINE. SUCH NOTICE OF DEFAULT AND CURE AMOUNT SHALL STATE WITH SPECIFICITY ANY AND ALL MONETARY OR NON-MONETARY DEFAULT OR OUTSTANDING OBLIGATIONS OF THE DEBTOR UNDER THE EXECUTORY CONTRACTS AND UNEXPIRED LEASES LISTED ON EXHIBITS 1-A, 1-B, AND 1-C. SUCH DEFAULTS SHALL BE DETERMINED BY THE BANKRUPTCY COURT AT THE CONFIRMATION HEARING. FAILURE TO TIMELY FILE AND SERVE SUCH NOTICE SHALL CONSTITUTE A WAIVER OF SUCH DEFAULT OR OBLIGATION.

                                  ARTICLE XIV.

                          MODIFICATIONS AND AMENDMENTS

         The Plan Proponent may, with the consent of the Creditors' Committee, alter, amend, or modify the Plan, any Plan Documents or any Exhibits thereto under Bankruptcy Code Section 1127(a) at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan as defined in Bankruptcy Code Section 1101(2), the Debtor or the Liquidating Trustee may, under Bankruptcy Code Section 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not materially and adversely impact the treatment of holders of Claims or Equity Interests under the Plan, or the transactions with PEL or its designee regarding the Retained Assets; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

                                  ARTICLE XV.

                                  JURISDICTION

15.1     RETENTION.

         Under Bankruptcy Code Sections 105(a) and 1142, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case, the Plan and the Liquidating Trust to the fullest extent permitted by law, including, among other things, jurisdiction to:

         15.1.1 Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim, and the resolution of any objections to the allowance or priority of Claims or Equity Interest;

         15.1.2 Hear and determine all applications for compensation and reimbursement of expenses of Professionals under Bankruptcy Code Sections 330, 331, 503(b), 1103 and 1129(a)(4) for services rendered and expenses incurred on or before the Effective Date;

         15.1.3 Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which Debtor is a party or with respect to which Debtor may be liable, including, if necessary, the liquidation or allowance of any Claims arising therefrom;

         15.1.4 Effectuate performance of and payments under the provisions of the Plan;

         15.1.5 Determine any and all adversary proceedings, motions, applications, and contested or litigated matters, including, but not limited to, all Causes of Action as well as any Cause of Action described in Section 6.9 of the Plan or in the Disclosure Statement;

         15.1.6 Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan, the Liquidating Trust Agreement and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, the Liquidating Trust or the Confirmation Order;

         15.1.7 Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, the Liquidating Trust Agreement or the Plan Documents, including disputes arising under agreements, documents or instruments executed in connection with the Plan, the Liquidating Trust or the Plan Documents;

         15.1.8 Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

         15.1.9 Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

         15.1.10 Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reserved, stayed, revoked, modified, or vacated;

         15.1.11 Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, the Liquidating Trust Agreement or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, the Confirmation Order or the Liquidating Trust Agreement;

         15.1.12 Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

         15.1.13 Hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code Sections 346, 505 and 1146;

         15.1.14 Hear and determine all matters related to the property of the Estate, the Reorganized Debtor or the Liquidating Trust from and after the Effective Date;

         15.1.15 Hear and determine such other matters as may be provided in the Confirmation Order and as may be authorized under the provisions of the Bankruptcy Code; and

         15.1.16 Enter final decrees closing the Chapter 11 Case.

                                  ARTICLE XVI.

                             EFFECTS OF CONFIRMATION

16.1     BINDING EFFECT.

         The Plan shall be binding upon the Debtor and all present and former holders of Claims and Equity Interests, and their respective successors and assigns, including the Reorganized Debtor and the Liquidating Trustee.

16.2     MORATORIUM, INJUNCTION AND LIMITATION OF RECOURSE FOR PAYMENT.

         Except as otherwise provided in the Plan or by subsequent order of the Bankruptcy Court, the Confirmation Order shall provide, among other things, that from and after the Effective Date, all Persons who have held, hold, or may hold Claims against or Equity Interests in Petsec are permanently enjoined from taking any of the following actions against the Estate, the Reorganized Debtor, the Debtor, the Creditors' Committee, the Plan Administration Committee, the Liquidating Trustee or the Liquidating Trust, or any of their respective officers, directors, attorneys or financial advisors or any of their respective property on account of any such Claims or Equity Interests: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any Lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor, the Reorganized Debtor or the Liquidating Trust; and (e) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such Persons from exercising their rights pursuant to and consistent with the terms of this Plan.

         Any Creditor or holder of any Equity Interest wishing to opt out of this injunction only as such injunction relates to or is granted in favor of third party (other than the Debtor, the Reorganized Debtor, the Liquidating Trustee or the Liquidating Trust), may do so by checking the appropriate box on their Ballot and returning such Ballot on or before the Voting Deadline.

16.3     EXCULPATION AND LIMITATION OF LIABILITY.

         Notwithstanding any other provision of this Plan, no holder of a Claim or Equity Interest shall have any right of action against the Debtor, the Reorganized Debtor, the Liquidating Trustee, the Liquidating Trust, the Creditors' Committee, the Plan Administration Committee, or any of their respective officers, directors, attorneys or financial advisors for any act or omission in connection with, relating to or arising out of the Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan, or an Auction Sale or the administration of the Liquidating Trust, the Plan or the property to be distributed under the Plan, provided such exculpated Person acted in good faith and in compliance with the Bankruptcy Code.

16.4     RELEASE OF OFFICERS, DIRECTORS, EMPLOYEES AND REPRESENTATIVES.

         The Debtor, the Reorganized Debtor and the Liquidating Trustee shall be deemed to have released and discharged on the Effective Date, all current and former officers, directors, agents, employees and representatives of the Debtor (in their capacity as such) and members of the Creditors' Committee, including, without limitation, the attorneys and financial advisors employed by the Debtor and the Creditors' Committee of any Claim or Cause of Action arising prior to the Effective Date.

16.5     INSURANCE.

         Confirmation and consummation of the Plan shall have no effect on insurance policies of the Debtor in which the Debtor is or was the insured party and all such insurance policies that in any manner related to or provide coverage for the Debtor's operation and ownership of its offshore oil and gas leases shall remain in effect until all such leases are transferred to a Purchaser or abandoned and such transfers and abandonments are approved by the appropriate governmental entity and such transfers or abandonments are effectuated in accordance with applicable laws. Each insurance company is prohibited from, and the Confirmation Order shall include an injunction against denying, refusing, altering or delaying coverage on any basis regarding or related to the Debtor's bankruptcy, the Plan or any provision within the Plan, including the treatment or means of liquidation set out within the Plan for insured Claims.

                                 ARTICLE XVII.

                                    DISCHARGE

17.1     DISCHARGE.

         Except as provided herein, upon the Effective Date, the Debtor shall be deemed discharged and released pursuant to Bankruptcy Code Section 1141(d)(1)(A) from any and all Claims. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtor in accordance with the Plan. The Confirmation Order shall be a judicial determination of discharge of all such Claims.

17.2     VESTING.

         On the Effective Date, (a) all Liquidating Trust Assets shall vest in the Liquidating Trust, and (b) all Retained Assets shall vest in the Reorganized Debtor free and clear of all Liens, Claims and encumbrances, except as otherwise provided herein. From and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of its property free of the restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court.

                                 ARTICLE XVIII.

                            MISCELLANEOUS PROVISIONS

18.1     PAYMENT OF STATUTORY FEES.

         All fees payable under 28 U.S.C. Section 1930 shall be paid on or before the Effective Date. The United States Trustee's fees do not require allowance by the Court and both pre-confirmation and post-confirmation United States Trustee fees shall be paid in cash and in full pursuant to all applicable provisions of the Bankruptcy Code and other statutory provisions. The Liquidating Trust will be responsible for all post-Effective Date reporting to the United States Trustee and for payment of all fees owed to the United States Trustee.

18.2     REVOCATION, WITHDRAWAL OR NON-CONSUMMATION.

         The Plan Proponent reserves the right to revoke or withdraw the Plan prior to the Confirmation Date, with the consent of the Creditors' Committee, and to file subsequent plans of reorganization. If the Plan Proponent revokes or withdraws the Plan, with the consent of the Creditors' Committee, or if Confirmation or substantial consummation does not occur, then, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or unexpired leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtor or any other Person, (ii) prejudice in any manner the rights of the Debtor or any other Person, or (iii) constitute an admission of any sort by the Debtor or any other Person. Notwithstanding the foregoing, if substantial confirmation does not occur nothing contained in this Section 18.2 shall affect the validity or enforceability of any Auction Sale that has closed and funded or the assumption and/or assignment of any executory contract or unexpired lease in connection therewith.

18.3     SEVERABILITY OF PLAN PROVISIONS.

         If any term or provision of the Plan is ever held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtor with the consent of the Creditors' Committee, or the Liquidating Trustee shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may be altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

18.4     SUCCESSORS AND ASSIGNS.

         The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person.

18.5     TERM OF INJUNCTION OR STAYS.

         Unless otherwise provided herein, in the Confirmation Order, or in any other order of the Bankruptcy Court, all injunctions or stays provided for in the Chapter 11 Case under Bankruptcy Code Sections 105 or 362 or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all property of the Liquidating Trust has been distributed and the Liquidating Trust has been dissolved; provided, however, that nothing contained herein shall preclude any Person from exercising their rights pursuant to and consistent with the terms of this Plan.

18.6     GOVERNING LAW.

         Unless a rule of law or procedure is supplied by federal law, including the Bankruptcy Code and Bankruptcy Rules, (a) the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, and (b) corporate governance matters shall be governed by the laws of the state of incorporation, without giving effect to the principles of conflicts of law thereof.

18.7     ASSUMED CLAIMS.

         NOTWITHSTANDING ANYTHING IN THIS PLAN TO THE CONTRARY, TO THE EXTENT A PURCHASER HAS ASSUMED A CLAIM, OR ADMINISTRATIVE CLAIM, THE HOLDER OF SUCH CLAIM, OR ADMINISTRATIVE CLAIM (AS THE CASE MAY BE) SHALL LOOK SOLELY TO SUCH PURCHASER FOR PAYMENT AND SHALL RECEIVE NOTHING FROM THE DEBTOR, THE REORGANIZED DEBTOR, THE ESTATE OR THE LIQUIDATING TRUST.

18.8     ABANDONMENT.

         Prior to the Effective Date, the Debtor, with the consent of the Creditor's Committee, may file a list of property of the Estate to be abandoned, if any. Such property will be deemed abandoned upon the Effective Date or such earlier date set forth in the notice. Such property shall not include assets PEL or its designee desires Petsec to retain as part of the Retained Assets.

18.9     NOTICE OF EFFECTIVE DATE.

         On or before five (5) Business Days after the occurrence of the Effective Date, the Liquidating Trustee shall mail or cause to be mailed to all Creditors and Equity Interest holders a notice that informs such Persons (a) of the entry of the Confirmation Order, (b) the occurrence of the Effective Date, and (c) such other matters as the Liquidating Trustee deems appropriate or as may be ordered by the Bankruptcy Court.

Dated: November 21, 2000                 PETSEC ENERGY INC.
                                   Debtor and Debtor-In-Possession


                                           /s/ Ross A. Keogh
                                   --------------------------------------------
                                   By:  Ross A. Keogh
                                   Its: Vice President- Chief Financial Officer


D. PATRICK KEATING
Bar No. 14417-7230
137 West Landry Street
P.O. Box 510
Opelousas, Louisiana 70571

         - and -

VINSON & ELKINS L.L.P.
Daniel C. Stewart
Paul E. Heath
David Stephenson
3700 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201-2975
Tel: (214) 220-7700
Fax: (214) 220-7716


By:   /s/ David Stephenson
   ---------------------------
         One of Counsel

ATTORNEYS FOR THE DEBTOR

                                   EXHIBIT 1-A

        CONTRACTS TO BE ASSUMED BY THE DEBTOR AND ASSIGNED TO PURCHASERS

       EXHIBIT 1-A CONTRACTS                                                         PURCHASER
       ---------------------                                                         ---------



       GRAND ISLE 45
       -------------

1.     GAS PROCESSING AGREEMENT, VENICE GAS PROCESSING PLANT by and between           Apache
       Venice Energy Services Company, L.L.C. and Petsec Energy Inc. dated
       January 1, 1998.

2.     LETTER AGREEMENT between Petsec Energy Inc. and Westport Oil and Gas           Apache
       Company, Inc. dated October 22, 1999 relating to the farmout of an interest in the Grand Isle 45 A-2 well, OCS-G 16461.

3.     LETTER AGREEMENT between Apache Corporation, Westport Oil and Gas              Apache
       Company, Inc. and Petsec Energy Inc. dated August 1, 2000 relating to the use of Grand Isle 45 facilities.

4.     WELL PARTICIPATION AGREEMENT between Petsec Energy Inc. and Westport Oil       Apache
       and Gas Company, Inc. dated March 9, 2000 relating to the farmout of an interest in the Grand Isle 45 A-2 well, OCS-G 16461.

5.     LETTER AGREEMENT between Petsec Energy Inc. and Westport Oil and Gas           Apache
       Company, Inc. dated April 10, 2000 relating to ownership and use of facilities at Grand Isle Block 45.

       MAIN PASS 6/7

6.     LETTER AGREEMENT by and between Texas Eastern Transmission Corporation         Apache
       ("TETC") and Petsec Energy Inc. dated July 21, 1992 regarding the design, installation, ownership and operation of the 4" pipeline, Tie-in and
       Measurement Facility.

7.     CONDENSATE AND OIL STORAGE AND HANDLING AGREEMENT by and between Petsec        Apache
       Energy Inc. and Mobil Oil Exploration & Producing Southeast Inc. dated effective January 1, 1993.

8.     FACILITIES INTERCONNECT AND REIMBURSEMENT AGREEMENT between Texas Eastern      Apache
       Transmission Corporation ("TETCO") and Petsec Energy Inc. for M&R 73083,
       Main Pass Block 91, dated April 26, 1996.


                           Exhibit 1-A--Page 1 of 13

       EXHIBIT 1-A CONTRACTS                                                         PURCHASER
       ---------------------                                                         ---------

9.     AMENDMENT DATED JUNE 24, 1996 TO GAS MEASUREMENT AND PIPELINE CORROSION        Apache
       INHIBITOR INJECTION AGREEMENT dated September 14, 1992 by and between
       Texas Eastern Transmission Corporation and Petsec Energy Inc.

10.    GAS COMPRESSOR EQUIPMENT MASTER RENTAL & SERVICING AGREEMENT by and            Apache
       between Hanover Compressor Company and Petsec Energy Inc. September 26,
       1995.

11.    POOLING AND UNITIZATION AGREEMENT FOR DECLARED UNIT dated August 14,           Apache
       1991, by and between The State Mineral Board of the State of Louisiana,
       Petsec Energy Inc. and Barcoo Exploration Inc. covering production from
       State Lease Nos. 13580, 13890, 13891 and 13892.

12.    VOLUNTARY UNIT AGREEMENT dated November 10, 1998 by and between the State      Apache
       of Louisiana and Petsec Energy Inc., recorded in the records of St.
       Bernard Parish at COB 654, folio 665.

13.    LETTER dated December 13, 1991 from Petsec Energy Inc. to Unocal North         Apache
       America Oil and Gas Division re: Main Pass 6 area.

14.    LETTER dated January 6, 1992 from Unocal to Petsec Energy Inc. regarding       Apache
       offer to purchase.


                           Exhibit 1-A--Page 2 of 13

       EXHIBIT 1-A CONTRACTS                                                         PURCHASER
       ---------------------                                                         ---------

15.    COMMINGLING:                                                                   Apache

       a. Resolution of the State Mineral Board listing Commingling matters concerning certain leases, including State Lease Nos. 3771 and 3773, Main Pass Block 6.

       b. Commingling Permit Application letter from Energy Resources, as agent of Petsec Energy Inc., to Louisiana Department of Natural
              Resources requesting authority to commingle production, dated May
              18, 1992.

       c.     Authorization Letter dated July 1, 1992 from State of Louisiana,
              State Mineral Board authorizing Commingling at State Lease Nos.
              3771 and 3773.

       d.     Request to Amend Commingling Permit from Petsec Energy Inc. to
              Louisiana Department of Natural Resources dated April 11, 1996.

       e. Approval from State of Louisiana, Department of Natural Resources dated October 8, 1996.

       f.     Revised Commingling Permit Application from Petsec Energy Inc. to
              Louisiana Department of Natural Resources, et al, dated May 3,
              1996.

       g.     Revised Commingling Permit Application from Petsec Energy Inc. to
              Louisiana Department of Natural Resources, et al, dated June 18,
              1996.

       h.     Letter dated December 13, 1996 of No Objection from the State of
              Louisiana, State Mineral Board.

       i.     Amended Request dated October 23, 1998 for Revised Commingling,
              Measurement and Allocation Procedure, Main Pass Block 7 "A"
              Platform.

       j.     Request to Revise Commingling Agreement from Petsec Energy Inc. to
              Minerals Management Service, et al, dated August 28, 1998.

       k.     Letter from Petsec Energy Inc. to State of Louisiana, State
              Mineral Board forwarding additional information concerning above listed Request dated September 10, 1998.


                           Exhibit 1-A--Page 3 of 13

       EXHIBIT 1-A CONTRACTS                                                         PURCHASER
       ---------------------                                                         ---------

       l. Approval of certain commingling from Minerals Management Service dated October 15, 1998.

       m.     Letter dated December 21, 1998 from State of Louisiana, Office of
              Natural Resources to Petsec Energy Inc. noting no objection to a commingling proposition.





16.    ASSIGNMENT OF OIL AND GAS LEASES AND BILL OF SALE executed by Unocal           Apache
       Exploration Corporation and Petsec Energy Inc., recorded at COB 777, folio 178, records of Plaquemines Parish, Louisiana.

17.    PURCHASE AND SALE AGREEMENT dated September 30, 1992 between Barcoo            Apache
       Exploration Inc. and Petsec Energy Inc.

18.    PRODUCTION PROCESSING HANDLING AND OPERATING AGREEMENT dated August 1,         Apache
       2000 by and between Apache Corporation and Petsec Energy Inc.

19     AGREEMENT FOR CONSTRUCTION, INSTALLATION, OPERATION AND MAINTENANCE OF         Apache
       MEASUREMENT FACILITIES, Main Pass Block 84 Receiving Station, by and
       between Southern Natural Gas Company and Petsec Energy Inc. ("Sonat")
       dated January 21, 1998.

       a. PRECONSTRUCTION AGREEMENT dated November 5, 1997 by and between Southern Natural Gas Company and Petsec Energy Inc.



                           Exhibit 1-A--Page 4 of 13

       EXHIBIT 1-A CONTRACTS                                                         PURCHASER
       ---------------------                                                         ---------

20.    BILL OF SALE executed by Stone Energy Corporation and Petsec Energy Inc.       Apache
       regarding concrete production and storage barge and Indemnification
       Agreement between the parties executed in connection therewith.

       MAIN PASS 91

21.    FACILITIES INTERCONNECT AND REIMBURSEMENT AGREEMENT by and between Texas       Apache
       Eastern Transmission Corporation ("TETCO") and Petsec Energy Inc. for M&R
       73083, Main Pass Block 91 Production, dated April 26, 1996.

22.    CONSENT OF UNITED STATES DEPARTMENT OF THE INTERIOR, MINERALS MANAGEMENT       Apache
       SERVICE, to certain measurement of liquid hydrocarbons, measurement of gas production, and commingling of the production from Lease OCS-G 14576, dated September 3, 1996.

       MAIN PASS 104 AND 105

23.    OPERATION AND MAINTENANCE AGREEMENT by and between Duke Energy Operating       Apache
       Company ("Duke") and Petsec Energy Inc. for Main Pass Block 104 dated
       April 29, 1998.

24.    DATA ACCESS AGREEMENT by and between Texas Eastern Transmission                Apache
       Corporation and Petsec Energy Inc. dated February 24, 1998.

25.    FACILITIES INTERCONNECT AND REIMBURSEMENT AGREEMENT by and between Texas       Apache
       Eastern Transmission Corporation ("TETCO") and Petsec Energy Inc.
       for M&R 73163, Main Pass Block 104 Production, undated and executed on
       January 12, 1998 and December 9, 1997.

26.    GAS COMPRESSOR EQUIPMENT MASTER RENTAL & SERVICING AGREEMENT by and            Apache
       between Hanover Compressor Company and Petsec Energy Inc. dated September
       26, 1995.


                           Exhibit 1-A--Page 5 of 13

       EXHIBIT 1-A CONTRACTS                                                         PURCHASER
       ---------------------                                                         ---------

27.    LATERAL LINE INTERCONNECT, REIMBURSEMENT AND OPERATING AGREEMENT by and        Apache
       between Williams Field Services Company, as Agent for Transcontinental
       Gas Pipe Line Corporation, and Petsec Energy Inc. dated December 8, 1995, together with letter from Petsec Energy Inc. to Williams Field Services dated January 26, 1996 in connection therewith.

28.    PETSEC SS-193 AGREEMENT by and between Unocal Pipeline Company, as             Apache
       operator of the Whitecap Pipeline System, and Petsec Energy Inc., dated
       December 14, 1995.

       SOUTH MARSH ISLAND 7

29.    PRODUCTION HANDLING AGREEMENT by and between Petsec Energy Inc. and            Apache
       Forcenergy Inc. dated May 1, 1997.

30.    PROPOSED PROCESSING AGREEMENT SUMMARY submitted by Coastal Field Services      Apache
       Company by letter dated June 2, 1998 to Petsec Energy Inc., who accepted same on June 3, 1997.

       WEST CAMERON 237

31.    INJECTED LIQUID HYDROCARBONS TRANSPORTATION AGREEMENT, CAMERON SYSTEM by       Apache
       and between Texas Eastern Transmission Corporation and Union Oil Company
       of California, dated effective June 1, 1993.

32.    PURCHASE AND SALE AGREEMENT dated May 28, 1997, by and between Energy          Apache
       Resource Technology, Inc. and Petsec Energy Inc covering West Cameron 237 and 542.

33.    CLOSING AGREEMENT between Total Minatome Corporation and Energy Resource       Apache
       Technology, Inc. effective September 15, 1995.

34.    PURCHASE AND SALE AGREEMENT between Union Oil Company of California and        Apache
       Energy Resource Technology, Inc. dated August 10, 1995 covering West
       Cameron Block 237.

35.    JANUARY 21, 1998 LETTER from Texas Eastern Transmission Corporation to         Apache
       Iowa Separation Facility Users regarding condensate handling fee.


                           Exhibit 1-A--Page 6 of 13

       EXHIBIT 1-A CONTRACTS                                                         PURCHASER
       ---------------------                                                         ---------

36.    LETTER TO PETSEC ENERGY INC. FROM UNOCAL ENERGY AND FUEL MANAGEMENT,           Apache
       dated October 31, 1997 regarding relinquishment of call on production
       (reserving right to re-establish) concerning West Cameron Blocks 237 and
       542.

37.    AMENDMENT TO HANDLING AGREEMENT FOR USE OF IOWA SEPARATION FACILITY dated      Apache
       October 6, 1980 and letter agreement dated October 6, 1980 between Mobil
       Oil Exploration & Producing Southeast Inc. and Union Oil Company of
       California regarding same, covering West Cameron Blocks 493, 494 and 498 and West Cameron Blocks 237 and 280.

       WEST CAMERON 461

38.    CONTRACT GAS COMPRESSION SERVICES by and between Production Operators,         ATP
       Inc. and Petsec Energy Inc. dated March 5, 1998.

39.    AGREEMENT by and between Texas Eastern Transmission Corporation and            ATP
       Petsec Energy Inc. dated September 25, 1997 to install electronic gas measurement equipment for the purpose of measuring the quantity of natural gas transported from the production platform into the Texas
       Eastern Transmission Corporation natural gas pipeline system of Texas
       Eastern.

40.    CONTRACT OFFSHORE OPERATIONS AND LOGISTICS by and between Operators            ATP
       Consulting Services and Petsec Energy Inc. dated February 8, 1999.

41.    AGREEMENT by and between Applied Hydraulics Systems, Inc. and Petsec           ATP
       Energy Inc. dated April 14, 1998 for periodic inspections, preventive maintenance and repairs for the Devault Crane Model 3515.

42.    RIGHT OF USE AND EASEMENT obtained in letter dated February 21, 1997 from      ATP
       the Minerals Management Service to drill three wells from a surface location of 3,600 feet from the north line and 3,400 feet from the east line of West Cameron 479.

43.    CONSTRUCTION AND OPERATING AGREEMENT FOR ONSHORE SEPARATION FACILITY,          Apache
       CAMERON PARISH, LOUISIANA by and between Natural Gas Pipeline Company of
       America, et al, dated March 6, 1974.

       a.     First Amendment to Construction and Operating Agreement effective
              January 1, 1978.


                           Exhibit 1-A--Page 7 of 13

       EXHIBIT 1-A CONTRACTS                                                         PURCHASER
       ---------------------                                                         ---------

       b.     Second Amendment to Construction and Operating Agreement.

       c.     Third Amendment to Construction and Operating Agreement dated May
              1, 1992.

       d.     Fourth Amendment to Construction and Operating Agreement.

       e.     Agreement by New Owner to be Bound by Construction and Operating
              Agreement for Onshore Separation Facility, Cameron Parish,
              Louisiana, dated September 7, 1995 executed by Petsec Energy Inc.

44.    TRANSPORTATION REQUEST FORM by and between Stingray Pipeline Company and       Apache
       Petsec Energy Inc. dated May 31, 1995.

45.    LIQUIDS AGREEMENT BETWEEN Petsec Energy Inc. and Stingray Pipeline             Apache
       Company dated June 1, 1995.

46.    PROJECT AGREEMENT by and between Petsec Energy Inc. and Stingray Pipeline      Apache
       Company dated effective June 1, 1995.

47.    DISCOUNT RATE AGREEMENT (No. DS-710072) by and between Stingray Pipeline       Apache
       Company and Petsec Energy Inc. dated effective June 1, 1995.

48.    INTERCONNECT AGREEMENT between Natural Gas Pipeline Company of America         Apache
       and Petsec Energy Inc. concerning West Cameron Block 543, dated effective
       June 1, 1995.

49.    AGREEMENT FOR GAS MEASUREMENT SERVICES between Stingray Pipeline Company       Apache
       and Petsec Energy Inc. affecting West Cameron Block 544, dated effective
       June 1, 1995.

50.    PLATFORM SPACE AGREEMENT (WEST CAMERON 544 PLATFORM) by and between            Apache
       Petsec Energy Inc. and Stingray Pipeline Company dated June 1, 1995.


                           Exhibit 1-A--Page 8 of 13

       EXHIBIT 1-A CONTRACTS                                                         PURCHASER
       ---------------------                                                         ---------

51.    SPL, INC. STANDARD OPERATING PROCEDURES, STINGRAY/HIOS PROJECT, SOP            Apache
       #SPL/HA/HS-M2.01.

       a.     JOINDER AGREEMENT SECOND AMENDMENT TO AGREEMENT FOR MEASUREMENT
              AND ALLOCATION OF CONDENSATE STINGRAY/HIOS SYSTEM executed on behalf of Petsec Energy Inc. on June 5, 1995, together with Second
              Amendment to Agreement for Measurement and Allocation of Condensate.

       b.     THIRD AMENDMENT TO AGREEMENT FOR MEASUREMENT AND ALLOCATION OF
              CONDENSATE for the Stingray/H105 gathering system.

52.    EQUIPMENT LEASE CONTRACT by and between IEW Compression, Inc. and Petsec       Apache
       Energy Inc. dated May 1, 1998.

53.    DISCOUNT RATE AGREEMENT (No. DN-110071) between Natural Gas Pipeline           Apache
       Company of America and Petsec Energy Inc. dated June 1, 1995.

       CALIFORNIA

54.    OPERATING AGREEMENT by and between Barcoo Exploration Inc. and Petsec          CHC
       Energy Inc. dated October 1, 1990.

55.    OPERATING AGREEMENT by and between A A Production, Inc. and Petsec Energy      CHC
       Inc. dated June 7, 1993.

       LEASES

56.    Grand Isle Block 45, OCS-G 16461                                               Apache

57.    High Island Block 33L (N/2 Line), M-100385                                     PEL*

58.    High Island Block 33L (S/2 Line), OCS-G 21340                                  PEL*

59.    Main Pass Block 90, OCS-G 19853                                                Apache

60.    Main Pass Block 91, OCS-G 19854                                                Apache

61.    Main Pass Block 91, OCS-G 14576                                                Apache

62.    Main Pass Block 93, OCS-G 19855                                                Apache


                           Exhibit 1-A--Page 9 of 13

       EXHIBIT 1-A CONTRACTS                                                         PURCHASER
       ---------------------                                                         ---------

63.    Main Pass Block 104, OCS-G 13960                                               Apache

64.    Main Pass Block 105, OCS-G 19857                                               Apache

65.    Ship Shoal Block 180, OCS-G 19813                                              PEL*

66.    Ship Shoal Block 192, OCS-G 16390                                              Apache

67.    Ship Shoal Block 193, OCS-G 13917                                              Apache

68.    Ship Shoal Block 194, OCS-G 15288                                              Apache

69.    South Marsh Island Block 7, OCS-G 13896                                        Apache

70.    South Marsh Island Block 189, OCS-G 16332                                      ATP

71.    South Marsh Island Block 190, OCS-G 16333                                      ATP

72.    South Pelto Block 22, OCS-G 18054                                              Stone

73.    Vermilion Block 258, OCS-G 21093                                               PEL*

74.    West Cameron Block 145, OCS-G 19704                                            PEL*

75.    West Cameron Block 237, OCS-G 2833                                             Apache

76.    West Cameron Block 461, OCS-G 14336                                            ATP

77.    West Cameron Block 543, OCS-G 12802                                            Apache

78.    West Cameron Block 544, OCS-G 14342                                            Apache

79.    West Cameron Block 653, OCS-G 17827                                            Apache

80.    Main Pass Block 5, S/L 13890                                                   Apache

81.    Main Pass Block 6, S/L 13891                                                   Apache

82.    Main Pass Block 6, S/L 13580                                                   Apache

83.    Main Pass Block 6, S/L 3771                                                    Apache

84.    Main Pass Block 7, S/L 13892                                                   Apache

85.    Main Pass Block 7, S/L 3773                                                    Apache


                           Exhibit 1-A--Page 10 of 13

       EXHIBIT 1-A CONTRACTS                                                         PURCHASER
       ---------------------                                                         ---------

86.    Main Pass Block 84, S/L 14680                                                  Apache

87.    Kirk Field, Colusa County, CA Armstrong 17-3 (Forbes) Leases                   CHC

88.    Kirk Field, Colusa County, CA Armstrong 17-1 (Forbes) Leases                   CHC

89.    Kirk Field, Colusa County, CA Armstrong Petsec 31-2 Lease                      CHC

90.    Kirk Field, Colusa County, CA Armstrong Petsec 4-31 Lease                      CHC

91.    Kirk Field, Yolo County, CA Mumma No. 1-1 overriding royalty                   CHC

92.    Kirk Field, Colusa County, CA Armstrong Driver Unit 1-30 overriding            CHC
       royalty

       RIGHTS-OF-WAY

93.    Right-of-Way No. OCS-G 16003, Segment No. 10902 being a right-of-way           Apache
       two-hundred feet (200') in width and 1.17 miles in length, for the installation, operation and maintenance of a 8 5/8-inch gas pipeline extending from the Federal/State boundary to a subsea tie-in with Texas
       Eastern Transmission Corporation's 24-inch pipeline, Right-of-Way OCS-G
       1689, Segment No. 3427, in Block 7, Main Pass Area.

94.    Right-of-Way No. OCS-G-16009, Segment No. 10917 being a right-of-way           Apache
       two-hundred feet (200') in width and 1.51 miles in length, for the installation, operation and maintenance of a 6 5/8-inch pipeline to transport bulk gas from Petsec Energy Inc.'s Platform A in Block 91,
       Lease OCS-G 14576, to the Federal/State boundary in Block 6, Lease OCS-G
       14575, both in Main Pass Area.

95.    Right-of-Way No. 18785, Segment No. 11440 being a right-of-way                 Apache
       two-hundred feet (200') in width and .75 miles in length for the installation, operation and maintenance of a 4 1/2-inch bulk gas pipeline from South Marsh Island Block 7, Platform A, Lease OCS-G 13896 to South
       Marsh Island Block 10, Platform A, Lease OCS-G 1181 all in the South
       Marsh Island Area.


                           Exhibit 1-A--Page 11 of 13

       EXHIBIT 1-A CONTRACTS                                                         PURCHASER
       ---------------------                                                         ---------

96.    Right-of-Way No. 19659, Segment No. 11659 being a right-of-way                 Apache
       two-hundred feet (200') in width and 4.45 miles in length, for the installation, operation, and maintenance of a 8.625-inch pipeline to transport gas from Platform A, Block 104, Lease OCS-G 13960, across Block
       103, to a subsea tie-in with Texas Eastern Transmission Corporation's
       14-inch gas pipeline (ROW OCS-G 1689B, Segment No. 1472) in Block 92,
       Lease OCS-G 1500, all in the Main Pass Area.

97.    Right-of-Way No. 6562 being a right-of-way two-hundred feet (200') in          Apache
       width and 7.18 miles in length, for the construction, maintenance, and operation of a 10 3/4-inch gas and condensate pipeline, from Chevron
       U.S.A. Inc.'s Platform A in Block 542, West Cameron Area, South Addition,
       across Blocks 547, 548, and 549, West Cameron Area, South Addition, to
       Chevron U.S.A. Inc.'s Platform A in Block 564, West Cameron Area, South
       Addition.

98.    Right-of-Way No. 19660, Segment No. 11660 being a right-of-way                 Apache
       two-hundred feet (200') in width and 4.56 miles in length, for the installation, operation, and maintenance of a 4.5-inch oil pipeline to be constructed from Platform A, Block 104, Lease OCS-G 13960, across Block
       103, to blind flange in Block 92, OCS-G 1500, all in Main Pass Area.

99.    Right-of-Way No. OCS-G 16010, Segment No. 10918 being a right-of-way           Apache
       two-hundred feet (200') in width and 0.59 miles in length, for the installation, operation and maintenance of a 3 1/2-inch pipeline to transport bulk gas from Petsec Energy Inc.'s Platform B in Block 91, to the Federal/State boundary in Block 6, both in Main Pass Area.

100.   Right-of-Way No. 18784, Segment No. 11439 being a right-of-way                 Apache
       two-hundred feet (200') in width and .75 miles in length, for the installation, operation and maintenance of a 6 5/8-inch bulk gas pipeline from South Marsh Island Block 7, Platform A, Lease OCS-G 13896 to South
       Marsh Island Block 10, Platform A, Lease OCS-G 1181, all in South Marsh
       Island Area.

101.   Right-of-Way No. 13497, Segment No. 9639 being a right-of-way two-hundred      Apache
       feet (200') in width and 1.19 miles in length, for the installation, operation, and maintenance of a 4 1/2-inch pipeline to transport gas from the Federal/State boundary to a subsea tie-in with Texas Eastern
       Transmission Company's 24-inch pipeline (OCS-G 1689), all in Block 7,
       Main Pass Area.

102.   Right-of-Way No. 15034, Segment No. 10609 being a right-of-way                 Apache
       two-hundred feet (200') in width and 2.27 miles in length, for operation and maintenance of a 16-inch pipeline, to transport gas from a subsea


                           Exhibit 1-A--Page 12 of 13

       EXHIBIT 1-A CONTRACTS                                                         PURCHASER
       ---------------------                                                         ---------

       connection with Petsec Energy Inc.'s 10-inch pipeline (Segment No. 10566) at coordinates X= 1,306,191 and Y= 110,658, to a subsea tie-in with Natural Gas Pipeline Company of America's 16-inch pipeline (OCS-G 2122G,
       Segment No. 9526), all in Block 543, West Cameron Area, South Addition.

103.   Right-of-Way No. 15683, Segment No. 10780 being a right-of-way                 Apache
       two-hundred feet (200') in width and 2.24 miles in length, for the installation, operation and maintenance of a 6 5/8-inch pipeline to transport oil from Petsec Energy Inc.'s Platform A in Block 193, across
       Block 182, to a subsea tie-in with Unocal Pipeline Company's 18-inch pipeline (OCS-G 1691) in Block 183, all in the Ship Shoal Area.

104.   Right-of-Way No. OCS-G 15684, Segment No. 10781 being a right-of-way           Apache
       two-hundred feet (200') in width and 3.74 miles in length, for the installation, operation and maintenance of a 6 5/8-inch pipeline to transport gas from Petsec Energy Inc.'s Platform a in Block 193, across
       Block 182, to a subsea tie-in with Transcontinental Gas Pipe Line
       Corporation's 10 3/4-inch pipeline (OCS-G 1460) in Block 183, all in the
       Ship Shoal Area.


* Petsec Energy Ltd, or its designee, will acquire this lease if the Plan does not become effective on or before December 15, 2000. Otherwise, this lease will be assumed and retained by the Reorganized Debtor on the Effective Date of the Plan.


                           Exhibit 1-A--Page 13 of 13

                                   EXHIBIT 1-B

   CONTRACTS TO BE ASSUMED BY THE DEBTOR AND ASSIGNED TO THE LIQUIDATING TRUST




                                      None.





                            Exhibit 1-B--Page 1 of 1

                                   EXHIBIT 1-C

                     CONTRACTS TO BE ASSUMED AND RETAINED BY
                  PETSEC ENERGY INC., AS THE REORGANIZED DEBTOR


1. CONTRACT NUMBER 22006459 between Landmark Graphics Corporation and Petsec Energy Inc.

2. CONTRACT NUMBER 22006401 between Landmark Graphics Corporation and Petsec Energy Inc.

3. SOFTWARE MAINTENANCE AGREEMENT entered into by and between Petsec Energy Inc. and Larson Software Technology.

4. SOFTWARE LICENSE AGREEMENT entered into by and between Energy Graphics, Inc. and Petsec Energy Inc. dated June 26, 1997.

5. LICENSE AND USE AGREEMENT entered into by and between Energy Information, Inc. and Petsec Energy Inc. dated June 26, 1997.

6. LICENSE AGREEMENT entered into by and between Merak Projects Inc. and Petsec Energy Inc.

7. WEB ADDRESS REGISTRATION AGREEMENT by and between Network Solutions Inc. and Petsec Energy Inc.

8.     SOFTWARE AGREEMENT by and between The Logic Group and Petsec Energy Inc.

9. LETTER AGREEMENT entered into by and between Centerline Geophysical Inc. and Petsec Energy Inc. dated August 1, 1995, together with applicable supplements.

10. LETTER AGREEMENT entered into by and between Centerline Geophysical Inc. and Petsec Energy Inc. dated September 9, 1996, together with applicable supplements.

11. LETTER AGREEMENT entered into by and between Centerline Geophysical Surveys, Ltd., together with applicable supplements.

12. GEOPHYSICAL DATA MASTER LICENSE AGREEMENT entered into by and between Diamond Geophysical Services Corp. and Petsec Energy Inc. dated effective as of July 29, 1997, together with applicable supplements.

13. TIME IMAGING GEOPHYSICAL DATA MASTER LICENSE AGREEMENT entered into by and between Diamond Geophysical Services Corp. and Petsec Energy Inc. dated February 21, 1996, together with applicable supplements.

14. GENERAL AGREEMENT FOR MARINE GEOPHYSICAL SURVEYS entered into by and between Digicon Geophysical Corp. and Petsec Energy Inc. dated May 1, 1993, together with applicable supplements.


                            Exhibit 1-C--Page 1 of 3

15. GENERAL NON-EXCLUSIVE DATA LICENSE AGREEMENT entered into by and between Digicon Geophysical Corp. and Petsec Energy Inc. dated September 23, 1994, together with applicable supplements.

16. MAIN PASS SEISMIC PERMIT AND PURCHASE OF 3D entered into by and between Eastern Geophysical Inc. and Petsec Energy Inc. dated April 12, 1994.

17. 3D LICENSE AGREEMENT entered into by and between Eastern Geophysical Inc. and Petsec Energy Inc. dated March 1, 1996.

18. 3D LICENSE AGREEMENT entered into by and between Eastern Geophysical Inc. and Petsec Energy Inc. dated March 12, 1996.

19. 3D LICENSE AGREEMENT entered into by and between Eastern Geophysical Inc. and Petsec Energy Inc. dated October 22, 1996.

20. 3D LICENSE AGREEMENT entered into by and between Eastern Geophysical Inc. and Petsec Energy Inc. dated November 7, 1996.

21. 3D LICENSE AGREEMENT entered into by and between Eastern Geophysical Inc. and Petsec Energy Inc. dated March 4, 1997.

22. 3D LICENSE AGREEMENT entered into by and between Eastern Geophysical Inc. and Petsec Energy Inc. dated July 14, 1997.

23. MASTER LICENSE AGREEMENT entered into by and between Fairfield Industries Inc. and Petsec Energy Inc. dated August 8, 1996, together with applicable supplements.

24. FORM OF AGREEMENT LICENSING OF NON-EXCLUSIVE SEISMIC DATA AND GEOLOGICAL/GEOPHYSICAL REPORTS entered into by and between Geco-Prakla and Petsec Energy Inc. dated January 26, 1995, together with applicable supplements.

25. MASTER LICENSE AGREEMENT entered into by and between Geophysical Pursuit Inc. and Petsec Energy Inc. dated September 11, 1997, together with applicable supplements.

26. GENERAL LICENSE AGREEMENT entered into by and between Halliburton Geophysical Services Inc. and Petsec Energy Inc. dated December 1, 1992, together with applicable supplements.

27. MASTER AGREEMENT FOR THE USE OF DATA FROM JEBCO SEISMIC, L.P.'S NON-EXCLUSIVE 3D SEISMIC SURVEYS entered into by and between JEBCO Seismic, L.P. and Petsec Energy Inc. dated June 25, 1998, together with applicable supplements.


                            Exhibit 1-C--Page 2 of 3

28. SEISMIC DATA LICENSE AGREEMENT entered into by and between Seismic Exchange, Inc. and Petsec Energy Inc. dated March 19, 1998.

29. SEISMIC DATA LICENSE AGREEMENT entered into by and between Seismic Exchange, Inc. and Petsec Energy Inc. dated July 13, 1998.

30. SEISMIC DATA LICENSE AGREEMENT entered into by and between Seismic Exchange, Inc. and Petsec Energy Inc. dated January 13, 1999.

31. 3D OFFSHORE MASTER DATA LICENSE AGREEMENT entered into by and between Seitel, Inc. and Petsec Energy Inc. dated May 12, 1993, together with applicable supplements.

32. MASTER SEISMIC DATA LICENSE AGREEMENT entered into by and between Seitel, Inc. and Petsec Energy Inc. dated January 21, 1993, together with applicable supplements.

33. MASTER LICENSE AGREEMENT FOR GEOPHYSICAL DATA entered into by and between TGS-CALIBRE Geophysical Company and Petsec (U.S.A.) Inc. dated January 17, 1997, together with applicable supplements.

34. GEOPHYSICAL DATA LICENSE AGREEMENT entered into by and between TGS Offshore Geophysical Company and Petsec (U.S.A.) Inc. dated June 15, 1990, together with applicable supplements.

35. DATA USE LICENSE entered into by and between Western Geophysical Division, Western Atlas International, Inc. and Petsec Energy Inc. dated October 5, 1992, together with applicable supplements.

36. DATA USE LICENSE entered into by and between Western Geophysical Division, Western Atlas International, Inc. and Petsec (U.S.A.) Inc. dated June 15, 1990, together with applicable supplements.

37. DIGITAL WELL LOG DATABANK PURCHASE AGREEMENT entered into by and between QC Data Inc. and Petsec Energy Inc. dated April 14, 1997.


                            Exhibit 1-C--Page 3 of 3